Delaware	PAGE 1
The first State

I,  JEFFREY W.  BULLOCK,  SECRETARY OF STATE OF THE STATE OF DELAWARE,  DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “NEOSTEM,  INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE,  CHANGING ITS NAME FROM “PHASE III MEDICAL INC.” TO  “NEOSTEM,  INC. ”,  FILED THE TWENTY-NINTH DAY OF AUGUST,  A.D.  2006,  AT 5:49 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT,  FILED THE EIGHTH DAY OF AUGUST, A.D.  2007,  AT 11:08 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE NINTH DAY OF AUGUST,  A.D.  2007,  AT 10 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION,  FILED THE FIFTEENTH DAY OF APRIL,  A.D.  2009,  AT 5:05 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT,  FILED THE THIRTIETH DAY OF OCTOBER,  A.D.  2009,  AT 8:01  O’CLOCK A.M.

CERTIFICATE OF AMENDMENT,  FILED THE THIRTIETH DAY OF OCTOBER,  A.D.  2009,  AT 8:02 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
0899444 8100X	AUTHENTICATION: 8650602

110343404	DATE: 03-25-11

You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware	PAGE 2
The first State

CERTIFICATE OF DESIGNATION, FILED THE THIRTIETH DAY OF OCTOBER, A.D. 2009, AT 8:03 O’CLOCK A.M.

CERTIFICATE OF CORRECTION, FILED THE NINTH DAY OF DECEMBER, A.D. 2009, AT 2:24 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE EIGHTEENTH DAY OF NOVEMBER, A.D. 2010, AT 10:30 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE EIGHTEENTH DAY OF NOVEMBER, A.D. 2010, AT 10:31 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE EIGHTEENTH DAY OF NOVEMBER, A.D. 2010, AT 10:32 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
0899444 8100X	AUTHENTICATION: 8650602

110343404	DATE: 03-25-11

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:49 PM 08/29/2006
FILED 05:49 PM 08/29/2006
SRV 060805812 - 0899444 FILE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PHASE III MEDICAL INC.

Phase III Medical Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.           The name of the Corporation is Phase III Medical Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 18, 1980, under the name of Fidelity Medical Services, Inc. The name of the Corporation was changed to Phase III Medical Inc. by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware on July 24, 2003. The name of the Corporation is being changed to NeoStem, Inc. in connection with the filing of this Amended and Restated Certificate of Incorporation.

2.           This Amended and Restated Certificate of Incorporation of Phase III Medical Inc., in the form attached hereto as Exhibit A, has been duly adopted by the directors and the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3.           The Amended and Restated Certificate of Incorporation so adopted reads in its entirety as set forth in Exhibit A attached hereto and is incorporated herein by reference.

4.           This Amended and Restated Certificate of Incorporation shall be effective on the date of filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its CEO on this 29th day of August, 2006.

Phase III Medical Inc.

By:	/s/ Robin L. Smith
Robin L. Smith
Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEOSTEM, INC.

FIRST: The name of the corporation is NeoStem, Inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND: The registered office of the Corporation is located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

To purchase, take, own, hold, deal in, mortgage or otherwise lien and to lease, sell, exchange, convey, transfer or in any manner whatever dispose of real property, within or without the State of Delaware.

To manufacture, purchase or otherwise acquire and to hold, own, mortgage or otherwise lien, pledge, lease, sell, assign, exchange, transfer or in any manner dispose of, and to invest, deal and trade in and with goods, wares, merchandise and personal property of any and every class and description, within or without the State of Delaware.

To acquire the good will, rights and property and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation; to pay for the same in cash, the stock of this company, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

To guarantee, purchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds or other evidences of indebtedness created by other corporations and while the holder of such stock to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extend as a natural person might or could do.

To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trademarks, trade names, rights and licenses secured under letters patent, copyrights or otherwise.

To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government or colony or dependency thereof.

To borrow money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferable or non-transferable instruments and evidences of indebtedness and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.

To purchase, hold, sell and transfer the shares of its capital stock.

To have one or more offices and to conduct any or all of its operations and business and to promote its object, within or without the State of Delaware, without restriction as to place or amount.

To carry on any other business in connection therewith.

To do any or all of the things herein set forth as principal, agent, contractor, trustee or otherwise, alone or in company with others.

The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this certificate of incorporation.

FOURTH:

A.           The total number of shares of stock which the Corporation shall have authority to issue is 505,000,000 shares, of which 500,000,000 shares are designated as common stock, having a par value of $.001 per share (“Common Stock”) and 5,000,000 shares are designated as preferred stock, $.01 par value per share (“Preferred Stock”).

B.           Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof of the Preferred Stock are as follows:

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the Preferred Stock in series and by filing a Certificate pursuant to the Delaware General Corporation Law to establish the number of shares to be included in each such series. The Preferred Stock may be issued either as a class without series, or as so determined from time to time by the Board of Directors, either in whole or in part in one or more series, each series to be appropriately designated by a distinguishing number, letter or title prior to the issue of any shares thereof. Whenever the term “Preferred Stock” is used in this Article FOURTH, it shall be deemed to mean and include Preferred Stock issued as a class without series, or one or more series thereof, or both, unless the context shall otherwise require. There is hereby expressly granted to the Board of Directors of the Corporation authority, subject to the limitations provided by law, to fix the voting power, the designations, and the relative preferences, powers, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of each series of said Preferred Stock and the variations in the relative powers, rights, preferences and limitations as between series, and to increase the number of shares constituting each series, and to decrease such number of shares (but not to less than the number of outstanding shares of the series), in the resolution or resolutions adopted by the Board of Directors providing for the issue of said Preferred stock.

The authority of the Board of Directors of the corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

1.	The designation of the series;

2.	The number of shares initially constituting such series;

3.	The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

4.
The rate or rates and the times and conditions under which dividends on the shares of such series shall be paid, and, (i) if such dividends are payable in preference to, or in relation to, the dividends payable on any other class or classes of stock, the terms and conditions of such payment, and (ii) if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

5.
Whether or not the shares of such series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under conditions and at different redemption dates;

6.	The amount payable on the shares of such series in the event of the dissolution of, or upon any distribution of the assets of, the Corporation;

7.
Whether or not the shares of such series may be convertible into, or exchangeable for, shares of any other class or series and the price or prices and the rates of exchange and the terms of any adjustments to be made in connection with such conversion or exchange;

8.
Whether or not the shares of such series shall have voting rights in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more or less than one vote per share;

9.	Whether or not a purchase fund shall be provided for the shares of such series, and, if such a purchase fund shall be provided, the terms and conditions thereof;

10.	“Whether or not a sinking fund shall be provided for the redemption of the shares of such series and if such a sinking fund shall be provided, the terms and conditions thereof; and

11.
Any other powers, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, as shall not be inconsistent with the provisions of this Article FOURTH or the limitations provided by law.

C.           Common Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof of the Common Stock are as follows:

1.
Subject to the rights of the Preferred stockholders, the holders of the Common Stock shall be entitled to receive such dividends as may be declared thereon by the Board of Directors of the Corporation in its discretion, from time to time, out of any funds or assets of the Corporation lawfully available for the payment of such dividends.

2.
In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction of its capital, resulting in a distribution of its assets to its stockholders, whether voluntary or involuntary, then, after there shall have been paid or set apart for the holders of the Preferred Stock the full preferential amounts to which they are entitled, the holders of the Common Stock shall be entitled to receive as a class, pro rata, the remaining assets of the Corporation available for distribution to its stockholders.

3.
For any and all purposes of this Certificate of Incorporation, neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or substantially all of the assets of the Corporation, or any other transaction or series of transactions having the effect of a reorganization shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

4.
Except as otherwise expressly provided by, law or in a resolution of the Board of Directors providing voting rights to the holders of the Preferred Stock, the holders of the Common Stock shall possess exclusive voting power for the election of directors and for all other purposes and each holder thereof shall be entitled to one vote for each share thereof.

D.           The Corporation is hereby reducing the number of shares of Common Stock issued and outstanding by means of a reverse stock split. Effective at 9:00 a.m. (the “Effective Time”) on August 31, 2006 (the “Effective Date”), each ten (10) shares of authorized Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be reclassified and changed into one (1) validly issued, fully paid and nonassessable share of Common Stock (a “New Share”). Each holder of record of shares of Common Stock so reclassified and changed shall at the Effective Time automatically become the record owner of the number of New Shares as shall result from such reclassification and change.  Each such record holder shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock so reclassified and changed at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of New Shares of which he or she is the record owner after giving effect to the provisions of this Article FOURTH. The Corporation shall not issue fractional New Shares. Stockholders entitled to receive fractional New Shares shall, in lieu thereof, be rounded up to the next whole share of Common Stock held by such holder immediately prior to the Effective Time which have not been classified into a whole New Share.

FIFTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any Court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such a manner as the Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if made, be binding upon all of the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

SIXTH: The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

SEVENTH: The Board of Directors shall have the power to make, alter or repeal the By-laws.

EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

NINTH: The personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director is hereby eliminated, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. This article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date this Article first became effective.

TENTH: The Series B Convertible Redeemable Preferred Stock, shall be designated the following relative rights, preferences and limitations as follows:

Section 1.              Designation and Amount; Rank

There is hereby established a series of preferred stock which is designated “Series B Convertible Redeemable Preferred Stock” (referred to herein as “Series B Convertible Redeemable Preferred Stock”). The number of shares which will constitute such series shall be Eight Hundred Twenty-Five Thousand (825,000). The Series B Convertible Redeemable Preferred Stock shall rank pari passu with the Common Stock with respect to the payment of dividends and to the distribution of assets upon liquidation, dissolution or winding up.

Section 2.              Dividends.

So long as any shares of the Series B Convertible Redeemable Preferred Stock are outstanding, no dividend shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to, or on a parity with, the Series B Convertible Redeemable Preferred Stock as to dividends or upon liquidation, dissolution or winding up, unless, in the case of Preferred Stock, the same dividend is declared, paid or set aside for payment on all outstanding shares of the Series B Convertible Redeemable Preferred Stock or in the case of Common Stock, ten times such dividend per share is declared, paid or set aside for payment on each outstanding share of the Series B Preferred Stock.

Section 3.              General, Class and Series Voting Rights.

Except as otherwise provided by law, each share of the Series B Convertible Redeemable Preferred Stock shall have the same voting rights as ten (10) shares of Common Stock and the holders of the Series B Convertible Redeemable Preferred Stock and the Common Stock shall vote together as one class on all matters.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Convertible Redeemable Preferred Stock shall have been converted into Common Stock or shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

Section 4.              Redemption.

(A)          The shares of Series B Convertible Redeemable Preferred Stock are not redeemable prior to March 31, 2000. At any time on or after such date through June 30, 2000, the shares of Series B Convertible Redeemable Preferred Stock are redeemable, in whole or in part, at the option of the “Special Director” of the corporation, at the redemption price per share of $.10, if the “Trigger Conditions” have not been met.

(B)           For purposes of this paragraph, the “Trigger Condition” shall mean that:

(a)      the closing bid prices of the Common Stock of the corporation as reported by Nasdaq (or otherwise as set forth below) is greater than $2.00 per share during a period of any ten (10) consecutive trading days and

(b)      either

(i)  the corporation’s net revenues for any fiscal quarter through the fiscal quarter ended March 31, 2000 are $1 million or more (as computed by the corporation’s regular independent public accountants); or

(ii) the corporation has received net receipts of not less than $2.5 million from the sale of its Common Stock from the date hereof through March 31, 2000.

For the purpose of any computation under the foregoing paragraph, the closing price per share of Common Stock on any date shall be the reported last sale price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange at such time, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid prices on such day in the over-the-counter market as reported by Nasdaq or, if bid prices for the Common Stock on each such day shall not have been reported through Nasdaq, the average of the bid prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected from time to time by the Board of Directors of the corporation for such purpose or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock

Exchange member firm regularly making a market in the Common Stock selected from time to time by the Board of Directors of the corporation for such purpose.

(C)           For purposes of this paragraph, the “Special Director” mean James Fyfe or his successor as director of the corporation if such successor has been approved by Fyfe. So long as any shares of the Class B Preferred Stock are outstanding, through June 30, 2000, the corporation shall nominate to the Board of Directors Fyfe or, if Fyfe so determines, Fyfe’s designee.

(D)           In the event the corporation shall elect to redeem the shares of Series B Convertible Redeemable Preferred Stock following the Trigger Condition, the corporation shall give notice to the holders of record of shares of the Series B Convertible Redeemable Preferred Stock being so redeemed, not less than 30 nor more than 60 days prior to such redemption, by first class mail, postage prepaid, at their addresses as shown on the stock registry books of the corporation, that said shares are being redeemed, provided that without limiting the obligation of the corporation hereunder to give the notice provided in this Section 5(D), the failure of the corporation to give such notice shall not invalidate any corporate action by the corporation. Each such notice shall state: (i) the redemption date; (ii) that all of the shares of Series B Convertible Redeemable Preferred Stock are to be redeemed; (iii) that the redemption price is $.10 per share; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that such holder does not have the right to convert such shares into Common Stock.

(E)           Notice having been mailed as aforesaid, from and after the applicable redemption date (unless default shall be made by the corporation in providing money for the payment of the redemption price), said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation the redemption price) shall cease. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the corporation shall so require and the notice shall so state), such shares shall be redeemed by the corporation at the redemption price aforesaid.

(F)           Any shares of Series B Convertible Redeemable Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the corporation.

Section 5.                  Conversion.

(A)           The holder of any share of Series B Convertible Redeemable Preferred Stock shall have the right, at such holder’s option (but not if such share is called for redemption), exercisable on or after September 30, 2000, to convert such share into ten (10) fully paid and non-assessable shares of Common Stock (the “Conversion Rate”). The Conversion Rate shall be subject to adjustment as set forth below.

(B)           In order to exercise the conversion privilege, the holder of shares of Series B Convertible Redeemable Preferred Stock shall surrender the certificates representing such shares, accompanied by transfer instruments satisfactory to the corporation and sufficient to transfer the Series B Convertible Redeemable Preferred Stock being converted to the corporation free of any adverse interest, at any of the offices or agencies maintained for such purpose by the corporation (“Conversion Agent”) and shall give written notice to the corporation at such Conversion Agent that the holder elects to convert such shares. Such notice shall also state the names, together with addresses, in which the certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. As promptly as practicable after the surrender of such shares of Series B Convertible Redeemable Preferred Stock as aforesaid, the corporation shall issue and shall deliver at such Conversion Agent to such holder, or on his written order, a certificate for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof. Balance certificates will be issued for the remaining shares of Series B Convertible Redeemable Preferred Stock in any case in which fewer than all of the shares of Series B Convertible Redeemable Preferred Stock represented by a certificate are converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which shares of Series B Convertible Redeemable Preferred Stock shall have been so surrendered and such notice received by the corporation as aforesaid, and the persons in whose names any certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holders of record of the Common Stock represented thereby at such time, unless the stock transfer books of the corporation shall be closed on the date on which shares of Series B Convertible Redeemable Preferred Stock are so surrendered for conversion, in which event such conversion shall be deemed to have been effected immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such persons shall be deemed to have become such holders of record of the Common Stock at the close of business on such later day. In either circumstance, such conversion shall be at the Conversion Rate in effect on the date upon which such share shall have been surrendered and such notice received by the corporation.

(C)           In the case of any share of Series B Convertible Redeemable Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Series B Convertible Redeemable Preferred Stock and on or prior to the Dividend Payment Date related to such record date, the dividend due on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such share as of such preceding record date notwithstanding such conversion.

(D)           No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of any shares of Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series B Convertible Redeemable Preferred Stock, the corporation shall pay to the holder of such share of Series B Convertible Redeemable Preferred Stock an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to such fraction multiplied by the reported closing price (as defined above) of the Common Stock at the close of business on the day on which such share or shares of Series B Convertible Redeemable Preferred Stock are surrendered for conversion in the manner set forth above, or if such date is not a trading date, on the next succeeding trading date. If more than one certificate representing shares of Series B Convertible Redeemable Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Convertible Redeemable Preferred Stock represented by such certificates, or the specified portions thereof to be converted, so surrendered.

(E)           The Conversion Rate shall be adjusted from time to time as follows:

(i)            In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock and the Series B Convertible Redeemable Preferred Stock is not similarly subdivided, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock and the Series B Convertible Redeemable Preferred Stock is not similarly subdivided, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(ii)            Whenever the Conversion Rate is adjusted as herein provided, (x) the corporation shall promptly file with any Conversion Agent a certificate of a firm of independent public accountants setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment, and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (y) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the corporation to any Conversion Agent and mailed by the corporation to each holder of shares of Series B Convertible Redeemable Preferred Stock at their last address as the same appears on the books of the corporation.

(F)           In case of any consolidation of the corporation with, or merger of the corporation into, any other entity (other than a merger or consolidation in which the corporation is the continuing corporation) or any sale or conveyance to another corporation of the property of the corporation as an entirety or substantially as an entirety, or in the case of a statutory exchange of securities with another corporation, or any reclassification of shares, the Conversion Rate shall not be adjusted but each holder of a share of Series B Convertible Redeemable Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property which such holder would have owned or have been entitled to receive immediately after such consolidation, merger, sale, conveyance, exchange or reclassification had such share of Series B Convertible Redeemable Preferred Stock been converted immediately prior to such consolidation, merger, sale, conveyance, exchange or reclassification. Provision shall be made in any such consolidation, merger, sale, conveyance, exchange or reclassification for adjustments in the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section (E). The above provisions shall similarly apply to successive consolidations, mergers, sales, conveyances, exchange or reclassification.

For purposes of this Section 5, “Common Stock” includes any stock of any class of the corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation and which is not subject to redemption by the corporation. However, subject to the provisions of paragraph (F) above, shares issuable on conversion of shares of Series B Convertible Redeemable Preferred Stock shall include only shares of the class designated as Common Stock of the corporation on the date of the initial issuance of Series B Convertible Redeemable Preferred Stock by the corporation, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation and which are not subject to redemption by the corporation.

In case:

(i)           the corporation shall declare a stocks split, stock dividend (or any other distribution) on its Common Stock that would cause an adjustment to the Conversion Rate of the Series B Convertible Redeemable Preferred Stock pursuant to the terms of subparagraph (i) of Paragraph (E) above; or

(ii)          of any reclassification of the Common Stock of the corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the corporation is a party and for which approval of any stockholders of the corporation is required, or of the sale or conveyance, of the property of the corporation as an entirety or substantially as an entirety; or

(iii)          of the voluntary or involuntary dissolution, liquidation or winding up of the corporation;

then the corporation shall cause to be filed with any Conversion Agent, and shall cause to be mailed to all holders of shares of Series B Convertible Redeemable Preferred Stock at each such holder’s last address as the same appears on the books of the corporation, at least 20 days (or 10 days in any case specified in clause (i) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, conveyance, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (iii) above.

The corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of shares of Series B Convertible Redeemable Preferred Stock pursuant hereto; provided, however, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series B Convertible Redeemable Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the corporation the amount of any such tax or has established, to the satisfaction of the corporation, that such tax has been paid.

The corporation covenants that all shares of Common Stock which may be delivered upon conversions of shares of Series B Convertible Redeemable Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any pre-emptive rights. The corporation further covenants that, if necessary, it shall reduce the par value of the Common Stock so that all shares of Common Stock delivered upon conversion of shares of Series B Convertible Redeemable Preferred Stock are fully paid and non-assessable.

The corporation covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common; Stock held in its treasury, or both, for the purpose of effecting conversions of shares of Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Convertible Redeemable Preferred Stock not theretofore converted. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series B Convertible Redeemable Preferred Stock shall be computed as if at the time of computation all outstanding shares of Series B Convertible Redeemable Preferred Stock were held by a single holder. The issuance of shares of Common Stock upon conversion of shares of Series B Convertible Redeemable Preferred Stock is authorized in all respects.

Section 6.              Liquidation.

In the event of any voluntary or involuntary dissolution, liquidation or winding up of the corporation (for the purposes of this Section 6, a “Liquidation”), after any distribution of assets is made to the holders of any other class or series of stock that ranks prior to the Series B Convertible Redeemable Preferred Stock in respect of distributions upon the Liquidation of the corporation, the holder of each share of Series B Convertible Redeemable Preferred Stock then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its stockholders, an amount on a pari passu basis equal to ten times the amount per share distributed to the holders of the Common Stock.

The voluntary sale, conveyance, lease, exchange or transfer of the property of the corporation as an entirety or substantially as an entirety, or the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into the corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the corporation, shall not be deemed to be a Liquidation of the corporation for the purposes of the Section 6 (unless in connection therewith the Liquidation of the corporation is specifically approved).

The holder of any shares of Series B Convertible Redeemable Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 6 until such holder shall cause to be delivered to the corporation (i) the certificate or certificates representing such shares of Series B Convertible Redeemable Preferred Stock and (ii) transfer instrument or instruments satisfactory to the corporation and sufficient to transfer such shares of Series B Convertible Redeemable Preferred Stock to the corporation free of any adverse interest. As in the case of the redemption price, no interest shall accrue on any payment upon Liquidation after the due date thereof.

After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Series B Convertible Redeemable Preferred Stock will not be entitled to any further participation in any distribution of assets by the corporation.

Section 7.              Payments.

The corporation may provide funds for any payment of the redemption price for any shares of Series B Convertible Redeemable Preferred Stock or any amount distributable with respect to any Series B Convertible Redeemable Preferred Stock under Section 6 hereof by depositing such funds with a bank or trust company selected by the corporation having a net worth of at least $50,000,000 and organized under the laws of the United States or any state thereof, in trust for the benefit of the holder of such shares of Series B Convertible Redeemable Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holder of such shares of Series B Convertible Redeemable Preferred Stock which shall reasonably be required by the corporation. The corporation shall be entitled to make any deposit of funds contemplated by this section 7 under arrangements designated to permit such funds to generate interest or other income for the corporation, and the corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this section 7, provided that the corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy if the conditions precedent to the disbursement of any funds deposited by the corporation pursuant to this Section 7 shall not have been satisfied within two years after the establishment of the trust for such funds, then (i) such funds shall be returned to the corporation upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them; (iii) the person entitled to the payment for which been originally intended shall have the right to look only to the corporation for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such of such funds to the corporation.

Any payment which may be owed for the payment of the redemption price for any shares of Series B Convertible Redeemable Preferred Stock pursuant to Section 4 or the payment of any amount distributable with respect to the shares of Series B Convertible Redeemable Preferred Stock under Section 6 shall be deemed to have been “paid or properly provided for” upon the earlier to occur of: (i) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at the address of such person then appearing on the books of the corporation.

Section 8.              Status of Reacquired Shares.

Shares of Series B Convertible Redeemable Preferred Stock issued and reacquired by the corporation shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series, subject to later issuance.

Section 9.              Preemptive Rights.

Holders of shares of Series B Convertible Redeemable Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the corporation.

Section 10.            Legal Holidays.

In any case where any Dividend Payment Date, redemption date or the last date on which a holder of Series B Convertible Redeemable Preferred Stock has the right to convert such holder’s shares of Series B Convertible Redeemable Preferred Stock shall not be a Business Day (as defined below), then (notwithstanding any other provision of this Certificate of Designation of the Series B Preferred Stock) payment of a dividend due or a redemption price or conversion of the shares of Series B Convertible Redeemable Preferred Stock need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Payment Date or redemption date or the last day for conversion, provided that, for purposes of computing such payment, no interest shall accrue for the period from and after such Dividend Payment Date or redemption date, as the case may be. As used in this Section 10, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the State of New Jersey are authorized or obligated by law or executive order to close.

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:09 AM 08/08/2007
FILED 11:08 AM 08/08/2007
SRV 070900970 - 0899444 FILE

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NEOSTEM, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, NeoStem, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.  The name of the Corporation is NeoStem, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 18, 1980, under the name of Fidelity Medical Services, Inc. The name of the Corporation was changed to Corniche Group Incorporated by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware on September 28, 1995. The name of the Corporation was changed to Phase III Medical Inc. by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware on July 24, 2003. The name of the Corporation was changed to NeoStem, Inc. by filing an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on August 29, 2006.

2.  The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Amended and Restated Certificate of Incorporation of the Corporation as follows:

Article FOURTH is hereby amended by adding a Section E which reads as follows:

“1. Effective upon the filing of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that each ten (10) shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification shall be entitled to be rounded up to the next whole share of Common Stock.

2. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive a whole share in lieu of a fractional share of Common Stock), provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (including the right to receive a whole share in lieu of a fractional share of Common Stock).”

3. This Certificate of Amendment shall be effective August 9, 2007 at 10:00 a.m.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President on this 8th day of August, 2007:

By:	/s/ Robin L. Smith
Name: Robin L. Smith
Title: President

State of Delaware Secretary of State
Division of Corporations
Delivered 05:19 PM 04/15/2009
FILED 05:05 PM 04/15/2009
SRV 090366790 - 0899444 FILE

CERTIFICATE OF DESIGNATION
of
SERIES D CONVERTIBLE REDEEMABLE PREFERRED STOCK
of
NEOSTEM, INC.
(Pursuant to Section 151(g) of the
Delaware General Corporation Law)

It is hereby certified that:

1.     The name of the corporation is NeoStem, Inc. (hereinafter called the “Corporation”).

2.     The Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”) authorizes the issuance of 5,000,000 shares of Preferred Stock, par value $.01 per share, and expressly vests in the Board of Directors of the Corporation the authority to issue any or all of said shares in one or more series and by resolution to fix the designation and number of shares of the class and series acted upon, the full or limited voting powers or the denial of voting powers, and the relative rights, preferences and limitations and other distinguishing characteristics of each such class and series to be issued.

3.     Pursuant to such authority, the following resolutions were duly adopted by the Board of Directors of the Corporation as required by Subsection 151(g) of the Delaware General Corporation Law on March 13, 2009 and March 29, 2009 creating a series of Series D Convertible Redeemable Preferred Stock.

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof (in addition to the provisions set forth in the Certificate of Incorporation, which are applicable to the Preferred Stock of all series) as follows:

ARTICLE THIRTEENTH
SERIES D CONVERTIBLE REDEEMABLE PREFERRED STOCK,
PAR VALUE $.01 PER SHARE

Section 1. Designation and Amount; Rank

There is hereby established a series of preferred stock which is designated “Series D Convertible Redeemable Preferred Stock” (referred to herein as “Series D Preferred Stock”). The number of shares which will constitute such series shall be one million six hundred thousand (1,600,000). The Series D Preferred Stock shall rank senior to all of the Corporation’s capital stock with respect to the payment of dividends and to the distribution of assets upon liquidation, dissolution or winding up.

Section 2. Dividends.

From and after the date of the issuance of any shares of Series D Preferred Stock, dividends at the rate per annum of $1.25 per share shall accrue on such shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock) (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided however, that except as set forth in the following sentence of this Section 2 or Section 6, such Accruing Dividends shall be payable in cash on April 9th of each year beginning on April 9, 2010 provided that such shares of Series D Preferred Stock remain issued and outstanding on each such date. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series D Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series D Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Accruing Dividends then accrued on such share of Series D Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series D Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series D Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series D Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series D Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series D Preferred Stock pursuant to this Section 2 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series D Preferred Stock dividend. The “Series D Original Issue Price” shall mean $32.50 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock.

Section 3. General, Class and Series Voting Rights.

Except as otherwise provided by law, each share of the Series D Preferred Stock shall not have any voting rights.

Section 4. Redemption.

(A)          If by October 31, 2009 the affirmative vote of the number of holders of the Corporation’s stock required pursuant to the Amended and Restated By-Laws of the Corporation and subject to the rules of the NYSE Amex to convert the shares of Series D Preferred Stock into Common Stock pursuant to Section 5(A) has not been achieved, the Company shall automatically redeem all shares of Series D Preferred Stock at the redemption price per share of $12.50 plus the Accruing Dividends as of such date.

(B)   In the event of a redemption of the shares of Series D Preferred Stock, the Corporation shall give notice to the holders of record of shares of the Series D Preferred Stock being so redeemed by first class mail, postage prepaid, at their addresses as shown on the stock registry books of the Corporation, that said shares have been redeemed, provided that without limiting the obligation of the Corporation hereunder to give the notice provided in this Section 4(B), the failure of the Corporation to give such notice shall not invalidate any corporate action by the Corporation. Each such notice shall state: (i) the redemption date; (ii) that all of the shares of Series D Preferred Stock have been redeemed; (iii) that the redemption price is $12.50 plus the Accruing Dividends as of such date per share; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(C)   Notice having been mailed as aforesaid, from and after the redemption date, said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.

(D)   Any shares of Series D Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

Section 5. Conversion.

(A)   Upon the affirmative vote of the number of holders of the Corporation’s stock required pursuant to the Amended and Restated By-Laws of the Corporation and subject to the rules of the NYSE Amex (such date, the “Conversion Date”), each share of Series D Preferred Stock shall automatically convert into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Series D Original Issue Price by (ii) $1.25 (the “Conversion Rate”). The Conversion Rate shall be subject to adjustment as provided below.

(B)    Each holder of shares of Series D Preferred Stock shall surrender the certificates representing such shares, accompanied by transfer instruments satisfactory to the Corporation and sufficient to transfer the Series D Preferred Stock being converted to the Corporation free of any adverse interest, at any of the offices or agencies maintained for such purpose by the Corporation (“Conversion Agent”), together with a written notice to the Corporation at such Conversion Agent stating the names, together with addresses, in which the certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. As promptly as practicable after the surrender of such shares of Series D Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such Conversion Agent to such holder a certificate for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof. Each conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and the persons in whose names any certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holders of record of the Common Stock represented thereby at such time. Any such conversion shall be at the Conversion Rate in effect on the Conversion Date.

(C)    In the case of any share of Series D Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Series D Preferred Stock and on or prior to the Dividend Payment Date related to such record date, the dividend due on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such share as of such preceding record date notwithstanding such conversion.

(D) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of any shares of Series D Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series D Preferred Stock, the Corporation shall round the number of shares of Common Stock down to the nearest whole share. If more than one certificate representing shares of Series D Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred Stock represented by such certificates, or the specified portions thereof to be converted, so surrendered.

(E) The Conversion Rate shall be adjusted from time to time as follows:

(i) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock and the Series D Preferred Stock is not similarly subdivided, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock and the Series D Preferred Stock is not similarly subdivided, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(ii)  Whenever the Conversion Rate is adjusted as herein provided, (x) the Corporation shall promptly file with any Conversion Agent a certificate of a firm of independent public accountants setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment, and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (y) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Corporation to any Conversion Agent and mailed by the Corporation to each holder of shares of Series D Preferred Stock at their last address as the same appears on the books of the Corporation.

(F) In case of any consolidation of the Corporation with, or merger of the Corporation into, any other entity (other than a merger or consolidation in which the Corporation is the continuing Corporation) or any sale or conveyance to another Corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of a statutory exchange of securities with another Corporation, or any reclassification of shares, the Conversion Rate shall not be adjusted but each holder of a share of Series D Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property which such holder would have owned or have been entitled to receive immediately after such consolidation, merger, sale, conveyance, exchange or reclassification had such share of Series D Preferred Stock been converted immediately prior to such consolidation, merger, sale, conveyance, exchange or reclassification. Provision shall be made in any such consolidation, merger, sale, conveyance, exchange or reclassification for adjustments in the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section (E). The above provisions shall similarly apply to successive consolidations, mergers, sales, conveyances, exchange or reclassification.

For purposes of this Section 5, “Common Stock” includes any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, subject to the provisions of paragraph (F) above, shares issuable on conversion of shares of Series D Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation on the date of the initial issuance of Series D Preferred Stock by the Corporation, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation.

In case:

(i)     the Corporation shall declare a stocks split, stock dividend (or any other distribution) on its Common Stock that would cause an adjustment to the Conversion Rate of the Series D Preferred Stock pursuant to the terms of subparagraph (i) of Paragraph (E) above; or

(ii)    of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or conveyance, of the property of the Corporation as an entirety or substantially as an entirety; or

(iii)   of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with any Conversion Agent, and shall cause to be mailed to all holders of shares of Series D Preferred Stock at each such holder’s last address as the same appears on the books of the Corporation, at least 20 days (or 10 days in any case specified in clause (i) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, safe, conveyance, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (iii) above.

The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of shares of Series D Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series D Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

The Corporation covenants that all shares of Common Stock which may be delivered upon conversions of shares of Series D Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any pre-emptive rights. The Corporation further covenants that, if necessary, it shall reduce the par value of the Common Stock so that all shares of Common Stock delivered upon conversion of shares of Series D Preferred Stock are fully paid and non-assessable.

The Corporation covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common; Stock held in its treasury, or both, for the purpose of effecting conversions of shares of Series D Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series D Preferred Stock not theretofore converted. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series D Preferred Stock shall be computed as if at the time of computation all outstanding shares of Series D Preferred Stock were held by a single holder. The issuance of shares of Common Stock upon conversion of shares of Series D Preferred Stock is authorized in all respects.

Section 6. Liquidation.

In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this Section 6, a “Liquidation”), prior to any distribution of assets to the holders of the Series B Preferred Stock and any other class or series of stock of the Corporation, the holder of each share of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount per share equal to $12.50 plus the Accruing Dividends (the “Series D Preference”). Following the payment of the Series D Preference and the payment of any distributions required to be made to the holders of the Series B Preferred Stock in respect of distributions upon the Liquidation of the Corporation, the holder of each share of Series D Preferred Stock then outstanding shall be entitled to be paid out of the remaining assets of the Corporation available for distribution an amount on a pari passu basis equal to ten (10) times the amount per share distributed to the holders of the Common Stock.

The voluntary sale, conveyance, lease, exchange or transfer of the property of the Corporation as an entirety or substantially as an entirety, or the merger or consolidation of the Corporation into or with any other Corporation, or the merger of any other Corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purposes of the Section 6 (unless in connection therewith the Liquidation of the Corporation is specifically approved).

The holder of any shares of Series D Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 6 until such holder shall cause to be delivered to the Corporation (i) the certificate or certificates representing such shares of Series D Preferred Stock and (ii) transfer instrument or instruments satisfactory to the Corporation and sufficient to transfer such shares of Series D Preferred Stock to the Corporation free of any adverse interest. As in the case of the redemption price, no interest shall accrue on any payment upon Liquidation after the due date thereof.

After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Series D Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

Section 7. Status of Reacquired Shares.

Shares of Series D Preferred Stock issued and reacquired by the Corporation shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series, subject to later issuance.

Section 8. Preemptive Rights.

Holders of shares of Series D Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

Section 9. Legal Holidays.

In any case where any Dividend Payment Date, redemption dale or the last date on which a holder of Series D Preferred Stock has the right to convert such holder’s shares of Series D Preferred Stock shall not be a Business Day (as defined below), then (notwithstanding any other provision of this Certificate of Designation of the Series D Preferred Stock) payment of a dividend due or a redemption price or conversion of the shares of Series D Preferred Stock need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Payment Date or the last day for conversion, provided that, for purposes of computing such payment, no interest shall accrue for the period from and after such Dividend Payment Date or redemption date, as the case may be. As used in this Section 9, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the State of New Jersey are authorized or obligated by law or executive order to close.

FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series D issue of Preferred Stock and fixing the number, voting rights, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware.

FURTHER RESOLVED, that the effective time and date of the series herein certified shall be April 9, 2009.

IN WITNESS WHEREOF, NEOSTEM, INC. has caused this certificate to be signed by its President, this 9th day of April 2009.

NEOSTEM, INC.

By:	/s/ Robin Smith
Name: Robin Smith
Title: Chief Executive Officer

State of Delaware Secretary of State
Division of Corporations
Delivered 08:01 AM 10/30/2009
FILED 08:01 AM 10/30/2009
SRV 090977299 - 0899444 FILE

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NEOSTEM, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, NeoStem, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.     The name of the Corporation is NeoStem, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 18, 1980, under the name of Fidelity Medical Services, Inc. The name of the Corporation was changed to Corniche Group Incorporated by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on September 28, 1995. The name of the Corporation was changed to Phase III Medical Inc. by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on July 24, 2003. The name of the Corporation was changed to NeoStem, Inc. by filing an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on August 29, 2006.

2.     The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Amended and Restated Certificate of Incorporation of the Corporation as follows:

Section A of Article FOURTH is hereby deleted in its entirety and the following language is hereby inserted in its stead.

“A. The total number of shares of stock which the Corporation shall have authority to issue is 520,000,000 shares, of which 500,000,000 shares are designated as common stock, having a par value of $0.001 per share (“Common Stock”) and 20,000,000 share are designated as preferred stock, $0.01 par value per share (“Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 29th day of October, 2009

NEOSTEM, INC.

By:	/s/ Robin L. Smith
Name: Robin L. Smith
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:01 AM 10/30/2009
FILED 08:02 AM 10/30/2009
SRV 090977300 - 0899444 FILE

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NEOSTEM, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, NeoStem, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.     The name of the Corporation is NeoStem, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 18, 1980, under the name of Fidelity Medical Services, Inc. The name of the Corporation was changed to Corniche Group Incorporated by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on September 28, 1995. The name of the Corporation was changed to Phase III Medical Inc. by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on July 24, 2003. The name of the Corporation was changed to NeoStem, Inc. by filing an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on August 29, 2006.

2.     The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Amended and Restated Certificate of Incorporation of the Corporation as follows:

The following text is hereby added to the Corporation’s Amended and Restated Certificate of Incorporation as Article ELEVENTH:

“ELEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and its Directors and stockholders:

“A. The number of Directors constituting the Corporations’ Board of Directors shall be determined by the Board of Directors, from time to time. The Directors constituting the Corporation’s Board of Directors, other than those who may be elected by the holders of any classes or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be determined by the Board of Directors consistent with the terms of this Article ELEVENTH. The Board shall have the authority to assign members of the board already in office to such classes at the time the amendment becomes effective. One class shall be assigned a term expiring at the annual meeting of stockholders to be held in 2010, another class shall be assigned a term expiring at the annual meeting of stockholders to be held in 2011, and another class shall be assigned a term expiring at the annual meeting of stockholders to be held in 2012, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the election in 2010, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

“B. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director appointed by the Board of Directors in accordance with the preceding sentence shall hold office and shall be elected for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been elected and qualified.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 29th day of October, 2009.

NEOSTEM, INC.

By:	/s/ Robin L. Smith
Name: Robin L. Smith
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:01 AM 10/30/2009
FILED 08:03 AM 10/30/2009
SRV 090977301 – 0899444 FILE

CERTIFICATE OF DESIGNATIONS

of

SERIES C CONVERTIBLE PREFERRED STOCK

of

NEOSTEM, INC.

Pursuant to Section 151(g) of the
General Corporation Law of the State of Delaware

NEOSTEM, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, as amended and restated to date (the “Certificate of Incorporation”), of the Corporation and in accordance with Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing a series of 8,177,512 shares of Preferred Stock of the Corporation designated as “Series C Convertible Preferred Stock:”

RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

1.   Designation and Amount. The shares of such series created hereby shall be designated as Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and the authorized number of shares constituting such series shall be 8,177,512. The agreed stated value of each of the Series C Preferred Stock shall be $1.00 per share (the “Agreed Stated Value”). The Series C Preferred Stock shall, with respect to dividend rights, have the entitlements set forth herein and shall, with respect to rights on liquidation, dissolution and winding up of the affairs of the Corporation, rank senior to all classes of Common Stock of the Corporation and, subject to the rights of any series of Preferred Stock outstanding or that may from time to time come into existence providing that the Series C Preferred Stock shall rank junior or senior thereto, other equity securities of the Corporation. Such number of shares may be decreased by resolution of the Board of Directors of the Corporation; provided, however, that no decrease shall reduce the number of shares of Series C Preferred Stock to less than the number of shares then issued and outstanding.

2.    Dividends and Distributions.

(a)  Amount. The holders of shares of Series C Preferred Stock shall be entitled to receive an annual dividend of 5% of the Agreed Stated Value (the “Annual Dividend”), payable annually on the first day of January (the “Annual Dividend Payment Date”). Payment of the Annual Dividend may be either in cash or in kind as determined by the Board of Director. In the event that the Annual Dividend Payment Date shall fall due on a Saturday, Sunday or legal holiday in the State of Delaware, the dividend due on such date shall be paid on the next day thereafter that is not a Saturday, Sunday or legal holiday in the State of Delaware. The Annual Dividend shall be cumulative and shall begin to accrue on outstanding shares of Series C Preferred Stock from and after          , 2009 (the “Series C Issuance Date”) on a daily basis computed on the basis of a 365-day year and compounded annually whether or not the Corporation shall have assets legally available therefore.

(b)  Limitation on Other Dividends. So long as any shares of Series C Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any Junior Stock, unless there shall also have been declared and paid or set apart for payment on the shares of Series C Preferred Stock, all accrued and unpaid Annual Dividends. In the event that full cumulative dividends on the shares of Series C Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on or make payment on account of the purchase, redemption or other retirement of any Junior Stock, until full cumulative dividends on the shares of Series C Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in shares of any class or series of Junior Stock or (ii) the purchase, redemption or conversion of shares of any Junior Stock, in exchange solely for shares of Junior Stock.

(c)   Timing. Accrued but unpaid Annual Dividends shall cumulate as of each Annual Dividend Payment Date on which they first become payable whether or not the Corporation shall have assets legally available for the payment thereof, and shall be payable as provided in this Section 2.1 and/or as further provided herein.

(d)   Waiver. To the fullest extent permitted by law and notwithstanding anything contained herein to the contrary, the holders of the outstanding shares of Series C Preferred Stock may waive any Annual Dividend that such holders shall be entitled to receive under this Section 2 by the affirmative vote or written consent of the holders of at least a majority of the shares of Series C Preferred Stock then outstanding.

(e)  Form of Payment. Dividends shall be payable at the option of the Corporation either in cash or in kind in shares of Series C Preferred Stock or in kind in shares of Common Stock. Any payment in shares of Series C Preferred Stock shall be based on the Agreed Stated Value. Any payment in kind in shares of Common Stock shall be made at the Market Value on the dividend payment date. “Market Value,” on a given date, shall mean the average of the closing sales price of a share of the Company’s Common Stock on the American Stock Exchange, or on its principal securities exchange or trading market if other than the American Stock Exchange, on each trading day (excluding each day on which there is no closing price) for a period of ten (10) consecutive trading days (excluding each day on which there is no closing price) immediately prior to such date.

(f)   Junior Stock. “Junior Stock” shall mean (i) the Corporation’s common stock (“Common Stock”), and (ii) each other class or series of the Corporation’s capital stock, whether common, preferred or otherwise, the terms of which do not provide that shares of such class or series shall rank senior to or on a parity with shares of the Series C Preferred Stock as to distributions of dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation.

3. Liquidation Preference.

(a)     In the event of a (i) liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (ii) a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation of all or substantially all the assets of the Corporation for cash or (iii) voluntary or involuntary bankruptcy of the Corporation (subparagraphs (i), (ii) and (iii) being collectively referred to as a “Liquidation Event”), after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before and in preference to any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Stock, an amount equal to $1.125 per share plus an amount equal to all accrued dividends unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. In the case of property or in the event that any such securities are restricted, the value of such property or securities shall be determined by agreement between the Corporation and the holders of a majority of the shares of Series C Preferred Stock then outstanding. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series C Preferred Stock on the basis of the number of shares of Series C Preferred Stock held. All shares of Series C Preferred Stock shall rank as to payment upon the occurrence of any Liquidation Event senior to the Common Stock as provided herein and, unless the terms of such other series shall provide otherwise, senior to all other series of the Corporation’s preferred stock.

(b)     The holder of any shares of Series C Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 3 until such holder shall cause to be delivered to the Corporation (i) the certificate or certificates representing such shares of Series C Preferred Stock (or a lost stock affidavit and indemnity agreement in form reasonably acceptable to the Corporation with respect to such shares) and (ii) transfer instrument or instruments satisfactory to the Corporation and sufficient to transfer such shares of Series C Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on any payment upon a Liquidation Event after the due date thereof. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

(c)     Upon the completion of the distribution required by subparagraph (a) of this Section 3 and subject to any other distribution that may be required with respect to any series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Common Stock, pro rata based on the number of shares held by each such holder.

4. Conversion Rights.

(a)  Conversion, Per Share Conversion Price. Each share of the Series C Preferred Stock shall be convertible, at the option of the holder thereof upon exercise in accordance with Section 4(b), without the payment of additional consideration, into such number of fully paid and nonassessable shares of the Corporation’s Common Stock equal to the quotient obtained by dividing the Agreed Stated Value plus all accrued dividends unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, by $0.90 (the “Conversion Price”) (as such amount may be adjusted from time to time pursuant to this Certificate of Designations, the “Per Share Conversion Price”).

(b)  Conversion Procedures. The optional conversion of shares of Series C Preferred Stock in accordance with Section 4(a) may be effected by a holder of record thereof by making written demand for such conversion (a “Conversion Demand”) upon the Corporation at its principal executive offices setting forth therein: (i) the number of shares to be converted; (ii) the certificate or certificates representing such shares; and (iii) the proposed date of such conversion, which shall be a business day not less than five (5) nor more than thirty (30) days after the date of such Conversion Demand (the “Conversion Date”). Within five days of receipt of the Conversion Demand, the Corporation shall give written notice (a “Conversion Notice”) to such holder setting forth therein: (i) the address of the place or places at which the certificate or certificates representing the shares so to be converted are to be surrendered; and (ii) whether the certificate or certificates to be surrendered are required to be indorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such endorsement or power or other instrument of assignment, including a medallion seal. The Conversion Notice shall be sent by first class mail, postage prepaid, to such holder at such holder’s address as may be set forth in the Conversion Demand. On or before the Conversion Date, the holder of Series C Preferred Stock to be converted shall surrender the certificate or certificates representing such shares, duly indorsed for transfer accompanied by a duly executed stock power or other instrument of assignment, including a medallion seal if the Conversion Notice so provides, to the Corporation at any place set forth in such notice or, if no such place is so set forth, at the principal executive offices of the Corporation. As soon as practicable after the Conversion Date and the surrender of the certificate or certificates representing such shares, the Corporation shall issue and deliver to such holder, or its nominee, a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof. Upon surrender of certificates of Series C Preferred Stock to be converted in part, the Corporation shall issue a balance certificate representing the number of full shares of Series C Preferred Stock not so converted.

(c)   Effect of Conversion. All outstanding shares of Series C Preferred Stock to be converted pursuant to the Conversion Notice shall, on the Conversion Date, be converted into Common Stock for all purposes, notwithstanding the failure of the holder thereof to surrender any certificate representing such shares on or prior to such date. On and after the Conversion Date, (i) no such share of Series C Preferred Stock shall be deemed to be outstanding or be transferable on the books of the Corporation or the stock transfer agent, if any, for the Series C Preferred Stock, and (ii) the holder of such shares, as such, shall not be entitled to receive any dividends or other distributions (other than any accrued dividends unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon), to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights in respect thereof, other than the right, upon surrender of the certificate or certificates representing such shares, to receive a certificate or certificates for the number of shares of Common Stock into which such shares shall have been converted. On the Conversion Date, all such shares of Series C Preferred Stock shall be retired and canceled and shall not be reissued.

(d) Adjustments to Conversion Price.

(A) The Conversion Price shall be adjusted from time to time as follows:

(i)     In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to any Common Stock dividend or distribution and the denominator shall be the sum of such number of shares of Common Stock outstanding immediately prior to any Common Stock dividend or distribution plus the total number of shares constituting such Common Stock dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

(ii)  In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock and the Series C Preferred Stock is not similarly subdivided, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock and the Series C Preferred Stock is not similarly combined, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(iii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this subparagraph (iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(iv)  Whenever the Conversion Price is adjusted as herein provided, (x) the Corporation shall promptly file with any Conversion Agent a certificate of a firm of independent public accountants setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (y) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Corporation to any Conversion Agent and mailed by the Corporation to each holder of shares of Series C Preferred Stock at their last address as the same appears on the books of the Corporation.

(B) In case of any consolidation of the Corporation with, or merger of the Corporation into, any other entity (other than a merger or consolidation in which the Corporation is the continuing corporation) or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of a statutory exchange of securities with another corporation, or any reclassification of shares, the Conversion Price shall not be adjusted but each holder of a share of Series C Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property which such holder would have owned or have been entitled to receive immediately after such consolidation, merger, sale, conveyance, exchange or reclassification had such share of Series C Preferred Stock been converted immediately prior to such consolidation, merger, sale, conveyance, exchange or reclassification. Provision shall be made in any such consolidation, merger, sale, conveyance, exchange or reclassification for adjustments in the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section (A). The above provisions shall similarly apply to successive consolidations, mergers, sales, conveyances, exchange or reclassification.

For purposes of this Section 4, “Common Stock” includes any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, subject to the provisions of paragraph (B) above, shares issuable on conversion of shares of Series C Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation on the date of the initial issuance of Series C Preferred Stock by the Corporation, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation

In case;

(i)     the Corporation shall declare a stock split, stock dividend (or any other distribution) on its Common Stock that would cause an adjustment to the Conversion Price of the Series C Preferred Stock pursuant to the terms of subparagraph (i) of Paragraph (A) above; or

(ii)  the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(iii)  of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or conveyance, of the property of the Corporation as an entirety or substantially as an entirety; or

(iv)  of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with any Conversion Agent, and shall cause to be mailed to all holders of shares of Series C Preferred Stock at each such holder’s last address as the same appears on the books of the Corporation, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, conveyance, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (iv) above.

(C) All shares of Series C Preferred Stock converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, to vote and to further accrual of dividends, if any, shall immediately cease and terminate upon such conversion (except only the right of the holder, thereof to receive shares of the Common Stock and cash in lieu of actual shares in exchange therefor pursuant to the term hereof).

5. Mandatory Conversion.

(a) Trigger Events. Beginning any time after the Series C Issuance Date, if the closing price of the sale of shares of Common Stock on the NYSE Amex (or the Corporation’s principal securities exchange, if other than the NYSE Amex) exceed $2.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), for a period of twenty (20) out of thirty (30) consecutive trading days, and if the dollar value of the trading volume of the Common Stock for each day during such twenty (20) out of thirty (30) consecutive trading days equals or exceeds $250,000, the Corporation may require the holders of Series C Preferred Stock to convert the Preferred Stock to Common Stock, on ten (10) days notice (the “Mandatory Conversion Time”), based on the Conversion Price.

(b) Procedural Requirements. All holders of record of shares of Series C Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series C Preferred Stock pursuant to this Section 5. Upon receipt of such notice, each holder of shares of Series C Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, including medallion seal, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series C Preferred Stock converted pursuant to Section 5, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5(b). As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series C Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 11 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series C Preferred Stock converted. Such converted Series C Preferred Stock shall be retired and canceled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.

6. Redemption.

(a)      Optional Redemption. Prior to the seventh anniversary of the Series C Issuance Date, the Corporation may at any time it may lawfully do so, at the option of the Board of Directors and after giving the holders of shares Series C Preferred Stock written notice of Directors and after giving the holders of shares of Series C Preferred Stock written notice thereof containing the redemption date (which date shall not be less than 20 days from the date of such notice) (the “Redemption Date”) and offering the holders of the shares of Series C Preferred Stock at least such 20 days to convert all such shares into shares of Common Stock pursuant to Section 4, redeem in whole, but not in part, all the shares of Series C Preferred Stock then outstanding by paying in cash, for each share, an amount equal to the sum of (i) the Original Series C Issue Price and (ii) all accrued but unpaid Annual Dividends on such share (such sum, as adjusted for any stock splits, dividends combinations, subdivisions, recapitalizations, reclassifications or the like, the “Optional Redemption Price”).

(b)  Mandatory Redemption. At any time following the seventh anniversary of the Series C Issuance Date, within sixty (60) days after the receipt by the Corporation of the written request of the holders of not less than a majority of the shares of Series C Preferred Stock then outstanding, the Corporation shall redeem all of the shares of Series C Preferred Stock (or, if less, the maximum amount it may lawfully redeem) by paying in cash, for each share, an amount equal to the sum of (i) the Original Series C Issue Price, and (ii) all accrued but unpaid Annual Dividends on such share (such sum, as adjusted for any stock splits, dividends combinations, subdivisions, recapitalizations, reclassifications or the like, the “Mandatory Redemption Price”).

7.  Voting Rights. Holders of shares of Series C Preferred Stock shall not be entitled to vote, as a separate class or otherwise on any matter, and their consent shall not be required for any corporate action, except as otherwise required by law or as expressly provided in this Certificate of Designations or the Certificate of Incorporation.

8.  Amendments. For so long as any shares of Series C Preferred Stock remain outstanding, consent of the holders of at least a majority of the then outstanding shares of the Series C Preferred Stock voting together as a class shall be required for any amendment to this Certificate of Designations or any waivers of the rights of the holders of shares of Series C Preferred Stock or under any other agreement to which all of the holders of shares of Series C Preferred Stock are a party.

9.  Restrictions on Transfer. Each certificate representing shares of Series C Preferred Stock and each certificate representing shares of Common Stock issuable upon conversion of any shares of Series C Preferred Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SHARES ACQUIRED UPON THE CONVERSION OF THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW.”

10.  Reservation of Shares. The Corporation shall at all times reserve and keep available, out of its authorized and un-issued shares of Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, including shares of Series C Preferred Stock issued as payment of dividends, such number of shares of its Common Stock as shall be sufficient to effect the conversion of all shares of Series C Preferred Stock from time to time outstanding.

11.  Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation, or it may round to the nearest number of whole shares, in the Board’s sole discretion. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

12.  Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

13.  Status of Reacquired Shares. Shares of Series C Preferred Stock issued and reacquired by the Corporation (including, without limitation, shares of Series C Preferred Stock which have been converted into Common Stock) shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series, subject to later issuance.

14.  Preemptive Rights. Holders of shares of Series C Preferred Stock are not entitled to any preemptive or subscription rights in respect to any securities of the Corporation.

FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series C issue of Preferred Stock and fixing the number, voting tights, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, NeoStem Inc. has caused this Certificate to be signed on its behalf by its Chief Executive Officer, this 29th day of  October, 2009.

NEOSTEM, INC.

By:	/s/ Robin L. Smith
Name: Robin L. Smith
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:26 PM 12/09/2009
FILED 02:24 PM 12/09/2009
SRV 091083008 - 0899444 FILE

STATE OF DELAWARE
CERTIFICATE OF CORRECTION

Neostem, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:
1.	The name of the corporation is Neostem, Inc.
2.	That a Certificate of Designation of Series C Convertible Preferred Stock
(Title of Certificate Being Corrected)
was filed by the Secretary of State of Delaware on October 30, 2009 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.
3.	The inaccuracy or defect of said Certificate is: (must be specific)
in Article 2 Dividends and Distributions section (a) Amount on page 2 there is a date missing in the paragraph.
4.	Article 2(a) of the Certificate is corrected to read as follows:
Please see Rider 1 attached hereto.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 12 day of November, A.D. 2009.

By:	/s/ Catherine M. Vaczy
Authorized Officer
Name:	Catherine M. Vaczy
Print or Type
Title:	Vice President and General Counsel

Rider 1 to Certificate of Correction.

Article 2. Dividends and Distributions

(a) Amount. The holders of shares of Series C Preferred Stock shall be entitled to receive an annual dividend of 5% of the Agreed Stated Value (the “Annual Dividend”), payable annually on the first day of January (the “Annual Dividend Payment Date”). Payment of the Annual Dividend may be either in cash or in kind as determined by the Board of Director. In the event that the Annual Dividend Payment Date shall fall due on a Saturday, Sunday or legal holiday in the State of Delaware, the dividend due on such date shall be paid on the next day thereafter that is not a Saturday, Sunday or legal holiday in the State of Delaware. The Annual Dividend shall be cumulative and shall begin to accrue on outstanding shares of Series C Preferred Stock from and after October 30, 2009 (the “Series C Issuance Date”) on a daily basis computed on the basis of a 365-day year and compounded annually whether or not the Corporation shall have assets legally available therefore.

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:30 AM 11/18/2010
FILED 10:30 AM 11/18/2010
SRV 101100631 - 0899444 FILE

CERTIFICATE OF ELIMINATION

OF THE

SERIES C CONVERTIBLE PREFERRED STOCK

OF

NEOSTEM, INC.

Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, it is hereby certified that:

1.      The name of the corporation is NeoStem, Inc. (hereinafter referred to as the “Corporation”).

2.      The designation of the series of shares of stock of the Corporation to which this certificate relates is “Series C Convertible Preferred Stock.”

3.      Pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), the Board of Directors of the Corporation previously designated 8,177,512 shares of preferred stock as Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Convertible Preferred Stock”), and established the voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of such series as set forth in the Certificate of Designations of Series C Convertible Preferred Stock of NeoStem, Inc. (the “Series C Certificate of Designations”), with respect to such Series C Convertible Preferred Stock, which Series C Certificate of Designations has been heretofore filed with the Secretary of State of the State of Delaware. None of the authorized shares of Series C Convertible Preferred Stock are outstanding and none will be issued subject to the Series C Certificate of Designations.

4.      The Board of Directors of the Corporation has duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that none of the authorized shares of Series C Convertible Preferred Stock are outstanding, and that none will be issued subject to the Series C Certificate of Designations, and

FURTHER RESOLVED, that pursuant to the authority conferred on the Board of Directors by the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors hereby eliminates the Series C Convertible Preferred Stock, and

FURTHER RESOLVED, that the appropriate officers of the Corporation, or any one or more of them, are hereby authorized, in the name and on behalf of the Corporation, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, to execute and file a Certificate of Elimination of the Series C Convertible Preferred Stock of NeoStem, Inc. with the Secretary of State of the State of Delaware, which shall have the effect when filed with the Secretary of State of the State of Delaware of eliminating from the Certificate of Incorporation all matters set forth in the Series C Certificate of Designations with respect to such Series C Convertible Preferred Stock, and

FURTHER RESOLVED, that in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation is hereby amended to eliminate all references to the Series C Convertible Preferred Stock, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the preferred stock of the Corporation, without designation as to series.

Signed on November 18, 2010

NEOSTEM, INC.

By:	/s/ Robin Smith
Name: Robin Smith
Title: CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:30 AM 11/18/2010
FILED 10:31 AM 11/18/2010
SRV 101100633 - 0899444 FILE

CERTIFICATE OF ELIMINATION

OF THE

SERIES D CONVERTIBLE REDEEMABLE PREFERRED STOCK

OF

NEOSTEM, INC.

Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, it is hereby certified that:

1.   The name of the corporation is NeoStem, Inc. (hereinafter sometimes referred to as the “Corporation”).

2.   The designation of the series of shares of stock of the Corporation to which this certificate relates is “Series D Convertible Redeemable Preferred Stock.”

3.   Pursuant to Section 151 of the General Corporation Law of the Stale of Delaware and authority granted in the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), the Board of Directors of the Corporation previously designated 1,600,000 shares of preferred stock as Series D Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series D Convertible Redeemable Preferred Stock”), and established the voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of such series as set forth in the Certificate of Designation of Series D Convertible Redeemable Preferred Stock of NeoStem, Inc. (the “Series D Certificate of Designations”), with respect to such Series D Convertible Redeemable Preferred Stock, which Series D Certificate of Designations has been heretofore filed with the Secretary of State of the State of Delaware. None of the authorized shares of Series D Convertible Redeemable Preferred Stock are outstanding and none will be issued subject to the Series D Certificate of Designations.

4.   The Board of Directors of the Corporation has duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that none of the authorized shares of Series D Convertible Redeemable Preferred Stock are outstanding, and that none will be issued subject to the Series D Certificate of Designations, and

FURTHER RESOLVED, that pursuant to the authority conferred on the Board of Directors by the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors hereby eliminates the Series D Convertible Redeemable Preferred Stock, and

FURTHER RESOLVED, that the appropriate officers of the Corporation, or any one or more of them, are hereby authorized, in the name and on behalf of the Corporation, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, to execute and file a Certificate of Elimination of the Series D Convertible Redeemable Preferred Stock of NeoStem, Inc. with the Secretary of State of the State of Delaware, which shall have the effect when filed with the Secretary of State of the State of Delaware of eliminating from the Certificate of Incorporation all matters set forth in the Series D Certificate of Designations with respect to such Series D Convertible Redeemable Preferred Stock, and

FURTHER RESOLVED, that in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation is hereby amended to eliminate all references to the Series D Convertible Redeemable Preferred Stock, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the preferred stock of the Corporation, without designation as to series.

Signed on November 18, 2010

NEOSTEM, INC.

By:	/s/ Robin Smith
Name: Robin Smith
Title: CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:30 AM 11/18/2010
FILED 10:31 AM 11/18/2010
SRV 101100633 - 0899444 FILE

CERTIFICATE OF DESIGNATIONS OF THE POWERS, PREFERENCES
AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER
SPECIAL RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS,
LIMITATIONS AND RESTRICTIONS THEREOF
of
SERIES E 7% SENIOR CONVERTIBLE PREFERRED STOCK
for
NEOSTEM, INC.

NEOSTEM, INC., a Delaware corporation (the “Corporation”), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that, pursuant to Article Fourth of the Certificate of incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of 10,582,011 shares, par value $0.01 per share, to be designated “Series E 7% Senior Convertible Preferred Stock” (the “Preferred Shares”).

RESOLVED, that each of the Preferred Shares shall rank equally in all respects and shall be subject to the following terms and provisions:

1. Certain Defined Terms.  For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a)  “Bloomberg” means Bloomberg Financial Markets.

(b)  “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(c)  “Common Stock” means the common stock, par value $0,001 per share, of the Corporation.

(d)  “Common Shares” means fully paid, validly issued and non-assessable shares of Common Stock.

(e)  “Dollar Volume Limitation” means fifteen percent (15%) of the aggregate dollar trading volume of the Common Stock on the NYSE Amex Equities (or other applicable Trading Market) over the twenty-two (22) consecutive Trading Day period ending on the Trading Day immediately preceding the date of the Mandatory Redemption Notice (as defined below) or Optional Redemption Notice (as defined below), as applicable. For the purposes of this section the term “dollar trading volume” for any Trading Day shall be determined by multiplying the Daily VWAP by the volume as reported on Bloomberg for such Trading Day.

(f) “Daily VWAP” means, for any date, (i) the daily volume weighted average price of the Common Stock for such date on the NYSE Amex Equities as reported by Bloomberg (based on a Trading Day from 9:30 a.m. New York City Time to 3:59 p.m. New York City Time); (ii) if the Common Stock is not then listed on the NYSE Amex Equities, the daily volume weighted average price of the Common Stock for such date on such other Trading Market where the Common Stock is then listed as reported by Bloomberg (based on a Trading Day from 9:30 a.m. New York City Time to 3:59 p.m. New York City Time); (iii) if the foregoing do not apply, the volume weighted average price of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no volume weighted average price is reported for such security by Bloomberg, the highest bid as reported on the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.) at the close of trading; or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Required Holders and reasonably acceptable to the Corporation.

(g) “Equity Conditions” means each of the following: (i) on each day during the Equity Conditions Measuring Period, all Common Shares to be issued on the applicable Mandatory Redemption Date (or such other date on or event for which the Equity Conditions are required to be satisfied) shall be eligible for resale by the Holder without restriction and without need for additional registration under any applicable federal or state securities laws, and the Corporation shall have no knowledge of any fact that would cause any Common Shares not to be so eligible for resale by the Holder without restriction and without need for additional registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Shares arc designated for listing on a Trading Market and shall not have been suspended from trading on such Trading Market nor shall delisting or suspension by such exchange or market have been threatened or pending in writing by such exchange nor shall there be any Securities and Exchange Commission (“SEC”) or judicial stop trade order or trading suspension stop order; (iii) any Common Shares to be issued in connection with the applicable Mandatory Redemption Date (or such other date on or event for which the Equity Conditions are required to be satisfied) may be issued in full without violating the rules or regulations of the Trading Market or any applicable laws; (iv) on each day during the Equity Conditions Measuring Period, there shall not have occurred and be continuing, unless waived by the Holder, either (A) a Trigger Event (as defined below) or (B) an event that with the passage of time or giving of notice would constitute a Trigger Event; (v) on each day during the Equity Conditions Measuring Period, the Corporation has not provided any Holder with any non-public information in breach of Section 3.8 of the Purchase Agreement; (vi) on each day during the Equity Conditions Measuring Period, neither the Registration Statement (as defined in the Purchase Agreement) nor the Prospectus (as defined in the Purchase Agreement) nor any Prospectus Supplements (as defined in the Purchase Agreement) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and such Registration Statement, such Prospectus and such Prospectus Supplements comply with all applicable securities laws as to form and substance (unless all Common Shares issuable on the applicable Mandatory Redemption Date (or such other date requiring payment in Common Shares) may be resold by the Holder pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) without volume limitations or any public information requirements or such other exemption from registration that would permit the Holder to resell such Common Shares without restriction and without need for additional registration under any securities laws); (vii) the Corporation’s transfer agent for the Common Shares is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program; and (ix) all Common Shares to be issued in connection with the applicable Mandatory Redemption Date (or such other date on or event for which the Equity Conditions are required to be satisfied) are duly authorized and will be validly issued, fully paid and non-assessable upon issuance, free and clear of all liens, claims or encumbrances, and the issuance thereof will not require any further approvals of the Corporation’s Board of Directors or stockholders. All references to the “Registration Statement” or “Prospectus” shall include any amendments or supplements thereto, as filed from time to time, including, without limitation, any Exchange Act (as defined below) filings incorporated by reference.

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(h)  “Equity Conditions Measuring Period” means the period beginning twenty (20) Trading Days prior to the applicable Mandatory Redemption Date (or such other date on or event for which the Equity Conditions are required to be satisfied) and ending on and including such Mandatory Redemption Date. For the avoidance of doubt, the Equity Conditions Measuring Period for each Mandatory Redemption Date shall include the Stock Payment Pricing Period and such Mandatory Redemption Date.

(i)    “Equity Line” means (i) the Common Stock Purchase Agreement, dated May 19, 2010, by and between the Corporation and Commerce Court Small Cap Value Fund, Ltd. and the transactions contemplated thereby and/or (ii) any other similar agreement, contract, arrangement or understanding commonly known as an “equity line” between the Corporation and any person.

(j) “Excluded Securities” means (a) Common Shares or Common Stock Equivalents issued pursuant to a stock option plan that has been approved by the Board of Directors and stockholders of the Corporation, pursuant to which the Corporation’s securities may be issued only to a person eligible for award under such plan, (b) Common Shares or Common Stock Equivalents issued to employees or consultants (including in connection with investor relations activities) for compensatory purposes, (c) Common Shares or Common Stock Equivalents issued upon the exercise or conversion of Common Stock Equivalents outstanding on the date hereof, (d) Common Shares or Common Stock Equivalents issued to investors in the common stock and warrant offering contemplated by Section 4.2(i) of the Purchase Agreement, (e) Common Shares or Common Stock Equivalents issued in the pending transaction with Progenitor Cell Therapy, LLC (“Progenitor”) as currently contemplated by that certain Agreement and Plan of Merger, dated September 23, 2010, by and among the Corporation, NBS Acquisition Company LLC and Progenitor (the “Merger Agreement”), (f) Common Shares or Common Stock Equivalents issued in the transactions contemplated by the Purchase Agreement, including pursuant to the Certificate of Designations or the Warrants, and (g) Common Shares or Common Stock Equivalents issued or deemed to be issued in connection with any acquisition by the Corporation, whether through a merger, an acquisition of stock or an acquisition of assets, or a license, of any business, product, assets or technologies, or any strategic partnership, strategic investment or joint venture involving any technology or product, or any other transaction the primary purpose of which is not to raise capital; provided however, that the number of Common Shares which may be issued pursuant to this clause (g) in any transaction, or series of related transactions, shall not exceed 33% of the number of Common Shares outstanding immediately prior to any such transaction.

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(k) “Holder” means each holder of the Preferred Shares.

(l) “Initial Issuance Date” means November 19, 2010.

(m) “Mandatory Redemption Shares” means, with respect to (a) any Mandatory Redemption Date (other than the Maturity Date) an amount equal to l/27th of the Preferred Shares initially issued pursuant to the Purchase Agreement (regardless of whether any Holder has converted any shares of Preferred Stock pursuant to Section 7 or the Corporation has optionally redeemed any shares of Preferred Stock pursuant to Section 8) and (b) the Maturity Date, all outstanding Preferred Shares.

(n) “Mandatory Redemption Date” means March 19, 2011, and the 19th day of each calendar month thereafter (or the next Trading Day thereafter) and ending on and including the Maturity Date. Notwithstanding anything contained herein to the contrary and for all purposes hereunder, the Maturity Date shall be deemed to be a Mandatory Redemption Date.

(o) “Maturity Date” means May 20, 2013.

(p) “Purchase Agreement” means the Securities Purchase Agreement, of even date herewith, by and among the Corporation and the initial purchasers of Preferred Shares thereunder.

(q) “Required Holders” means the Holders of Preferred Shares representing at least a majority of the aggregate Preferred Shares then outstanding.

(r) “Stock Payment Price” means, with respect to any date when any amount hereunder is due and payable, that price which shall be computed as 92% of the arithmetic average of the five lowest Daily VWAPs of the Common Shares during the Stock Payment Pricing Period. All such determinations will be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction.

(s) “Stock Payment Pricing Period” means, with respect to any Mandatory Redemption Date or any other date when any amount hereunder is due and payable, the twenty (20) Trading Days immediately prior to such date. For the avoidance of doubt, the Stock Payment Pricing Period does not include the Mandatory Redemption Date or such other date when any amount hereunder is due and payable.

(t) “Subsidiaries” shall have the meaning as set forth in the Purchase Agreement.

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(u) “Trading Day” means 9:30AM to 3:59PM on any day on which the Common Shares are traded on a Trading Market, or, if the Common Shares are not so traded, a Business Day.

(v) “Trading Market” means the NYSE Amex Equities, the New York Stock Exchange or the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.

(w) “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

(x) “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under this Certificate of Designations.

(y) “Transfer Agent” means Continental Stock Transfer or such other person designated by the Corporation as the transfer agent for the Common Shares.

(z) “Warrants” shall have the meaning as set forth in the Purchase Agreement.

2. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Series E 7% Senior Convertible Preferred Stock” (the “Preferred Stock”). The number of shares constituting such series shall be 10,582,011.

3.    Cumulative Dividends. The Holders of the Preferred Shares shall be entitled to receive dividends payable in cash (or, at the Corporation’s option in Common Shares pursuant to Section 6) on the Liquidation Preference (as defined below) of such Preferred Share at the per share rate of seven percent (7%) per annum, which shall be cumulative. Dividends on the Preferred Shares shall commence accruing on the Initial Issuance Date and shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends shall be payable in arrears on each Mandatory Redemption Date.

4.    Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a “Liquidation Event”), the Holders of the Preferred Shares shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders (“Liquidation Funds”), prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of equity securities, the amount of one dollar ($1.00) per share plus all accrued but unpaid dividends (the “Liquidation Preference”). After payment of the full amount of the Liquidation Preference, in the case of a Liquidation Event, the Holders will not be entitled to any further participation in any distribution of assets of the Corporation; provided that the foregoing shall not affect any rights which Holders may have with respect to any requirement that the Corporation repurchase the Preferred Shares or for any right to monetary damages. All the preferential amounts to be paid to the Holders of the Preferred Shares under this Section 4 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Corporation to the holders of shares of other classes or series of preferred stock of the Corporation junior in rank to the Preferred Shares in connection with a Liquidation Event. A Change of Control (as defined below) shall not, ipso facto, be deemed a Liquidation Event.

5

5.    Issuance of Preferred Shares.  The Preferred Shares shall be issued by the Corporation pursuant to the Purchase Agreement.

6.     Mandatory Monthly Redemption.

(a)  General. On each applicable Mandatory Redemption Date, the Corporation shall redeem the Mandatory Redemption Shares at an aggregate redemption price equal to the sum of (x) the product of (A) the Liquidation Preference and (B) the number of Mandatory Redemption Shares required to be redeemed on such Mandatory Redemption Date plus (y) any and all accrued but unpaid dividends on all of the outstanding Preferred Shares (the “Mandatory Redemption Price”). Subject to Section 6(g), the Mandatory Redemption Price shall be payable, at the Corporation’s option, in cash or Common Shares or any combination of cash and Common Shares, subject to the provisions of this Section 6; provided, however, that no portion of the Mandatory Redemption Price may be paid in Common Shares unless the Equity Conditions are satisfied or waived by the Required Holders in writing prior to delivery of the applicable Mandatory Redemption Notice (as defined below); provided, further, however, that the portion of the applicable Mandatory Redemption Price that the Corporation elects to pay in Common Shares (if any) shall not exceed the Dollar Volume Limitation (unless waived by the Required Holders in writing).

(b)  Mandatory Redemption Notice. On a date not less than twenty-two (22) Trading Days, but in no event more than twenty-five (25) Trading Days, prior to each Mandatory Redemption Date (the “Mandatory Redemption Notice Date”), the Corporation shall deliver a written notice (a “Mandatory Redemption Notice”) to the Holders, which shall either: (i) confirm that the entire applicable Mandatory Redemption Price shall be paid in cash; or (ii) (A) state that the Corporation elects to pay all or a portion of the Mandatory Redemption Price in Common Shares, (B) specify the portion that the Corporation elects to pay in cash (expressed in dollars) (such amount, the “Cash Payment Amount”) and the portion that the Corporation elects to pay in Common Shares (expressed in dollars) (such portion a “Stock Payment Amount”), which amounts when added together must equal the applicable Mandatory Redemption Price, (C) certify that the Equity Conditions are then satisfied (or waived by the Required Holders), (D) state the Dollar Volume Limitation (expressed in dollars) and certify that the Stock Payment Amount does not exceed such Dollar Volume Limitation and (E) certify that the Maximum Share Amount (as defined below) has not been exceeded. If (x) the Corporation does not timely deliver a Mandatory Redemption Notice in accordance with this Section 6(b) or (y) the Equity Conditions are not satisfied (unless waived by the Required Holders), then the Corporation shall be deemed to have delivered, a Mandatory Redemption Notice electing to pay the entire Mandatory Redemption Price in cash. Any Cash Payment Amount shall be paid in accordance with Section 6(c) and any Stock Payment Amount shall be paid in accordance with Section 6(d).

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Each Mandatory Redemption Notice, whether actually given or deemed given, shall be irrevocable.

(c)  Mechanics of Cash Payment. On each Mandatory Redemption Date, to the extent that the Corporation elects to pay all or any portion of the Mandatory Redemption Price in cash, then the Corporation shall pay all or such portion of the Mandatory Redemption Price, as applicable, by wire transfer of immediately available funds in accordance with the wire instructions of each Holder provided to the Corporation in writing. If the Corporation fails to pay such portion of the Mandatory Redemption Price (“Cash Payment Failure”) to be paid in cash on the applicable Mandatory Redemption Date (the “Applicable Cash Payment”), then the Corporation shall pay damages to the Holder for each day after such Mandatory Redemption Date in an amount in equal to two percent (2%) of such Applicable Cash Payment, but in no event in excess of twenty-four percent (24%) (“Cash Payment Liquidated Damages”). Notwithstanding the foregoing, the Corporation shall only be liable for Cash Payment Liquidated Damages to the extent that there is more than one (1) Cash Payment Failure in any twelve (12) month period. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely pay any Applicable Cash Payment as required pursuant to the terms hereof.

(d)  Mechanics of Stock Payment.

(i)    To the extent that the Corporation elects (or is required pursuant to Section 6(g)) to pay all or any portion of the applicable Mandatory Redemption Price in Common Shares, the applicable Stock Payment Amount shall be paid as follows:

(A) twenty-one (21) Trading Days prior to the applicable Mandatory Redemption Date (the “First Advance Date”), the Corporation shall deliver to the Holders a number of Common Shares determined by dividing (x) the Stock Payment Amount for such Mandatory Redemption Date by (y) ninety-two percent (92%) of the Daily VWAP on the Trading Day immediately preceding such Advance Date (the “First Advance Shares”);

(B) eleven (11) Trading Days prior to the applicable Mandatory Redemption Date (the “Second Advance Date” and together with the First Advance Date, the “Advance Dates” and each, an “Advance Date”), the Corporation shall deliver to the Holders a number of Common Shares equal to the positive difference (if any) between (x) the quotient of (1) the Stock Payment Amount and (2) ninety-two percent (92%) of the average of the five lowest Daily VWAPs during the first (10) ten Trading Days of the applicable Stock Payment Pricing Period and (y) the number of First Advance Shares delivered to the Holders pursuant to 6(d)(i)(B) in connection with such Mandatory Redemption Date (the “Second Advance Shares” and together with the First Advance Shares, the “Advance Shares”). For the avoidance of doubt, to the extent that the difference between clauses (x) and (y) is a negative number the Corporation shall not be required to deliver any Common Shares to the Holders pursuant to this Section 6(d)(i)(B); and

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(C) not later than three (3) Trading Days after the applicable Mandatory Redemption Date, the Corporation shall deliver an additional number of Common Shares (the “True-Up Shares”), if any, to the Holders equal to the positive difference between (a) the Stock Payment Amount divided by the Stock Payment Price for such Mandatory Redemption Date and (b) the Advance Shares; provided; however, that if clause (b) exceeds clause (a), then each Holder shall return its pro rata portion of such excess number of Common Shares to the Corporation, and such excess shares shall immediately be deemed cancelled effective as of the applicable Mandatory Redemption Date, For the avoidance of doubt, no Holder shall have any liability to the Corporation to the extent that any Advance Shares that are returned to the Corporation pursuant to the immediately preceding sentence decrease in value following the applicable Advance Date.

(ii)   Notwithstanding any other provision of this Section 6(d), to the extent that the Corporation elects to pay all or any portion of the applicable Mandatory Redemption Price in Common Shares:

(A) to the extent that the aggregate number of Advance Shares or True-Up Shares to be delivered to a Holder pursuant to this Section 6(d) in respect of any individual Stock Payment Amount would cause such Holder to exceed the Beneficial Ownership Limitation (as defined below), then, (I) the Holder shall provide written notice to the Corporation that such delivery of all or a portion of the Advance Shares or True-Up Shares would cause such Holder to exceed the Beneficial Ownership Limitation, and (II) in addition to delivery of the number of Advance Shares or True-Up Shares that would not cause such Holder to exceed the Beneficial Ownership Limitation, the Corporation shall pay to such Holder in lieu of such number of Advance Shares or True-Up Shares that would cause such Holder to exceed the Beneficial Ownership Limitation (such excess number of shares, the “Excess Shares”), not more than the later of three (3) Trading Days after the Mandatory Redemption Date or ten (10) Trading Days after the date of such Holder’s written notice, an amount in cash equal to the portion of the Stock Payment Amount that would otherwise be payable in respect of the Excess Shares;

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(B) to the extent that such Stock Payment Amount, when aggregated with any Common Shares already issued in respect of all of the Preferred Stock, would cause the Maximum Share Amount to be exceeded, then that portion of such Stock Payment Amount that would not exceed the Maximum Share Amount shall be delivered to the Holders hereunder in Common Shares as provided above, ratably based on the Holders’ relative ownership of the outstanding Preferred Shares, and the Corporation shall pay to the Holders, not more than three (3) Trading Days after the Mandatory Redemption Date, an amount in cash equal to the Stock Replacement Payment in lieu of any portion of such Stock Payment Amount that would cause the Maximum Share Amount to be exceeded;

(C) if the Equity Conditions are neither (x) satisfied nor (y) waived in accordance with the terms hereof, as applicable, on the Trading Day immediately preceding the First Advance Date and/or on the First Advance Date, or if the Daily VWAP cannot be determined on the Trading Day immediately preceding the First Advance Date, or if the Corporation fails to deliver the First Advance Shares to the Holders on the First Advance Date, then the Holder may, at its option upon written notice to the Corporation, require the Corporation to pay to such Holder, not later than three (3) Trading Days after the Mandatory Redemption Date, an amount of cash equal to the Stock Replacement Payment in lieu of such Stock Payment Amount; or

(D) if subsequent to the delivery of the First Advance Shares (A) the Equity Conditions are neither (x) satisfied nor (y) waived in accordance with the terms hereof, as applicable, on any day of the Stock Payment Pricing Period or (B) if the Daily VWAP cannot be determined on any day of the Stock Payment Pricing Period, then each Holder may, at its option, elect in a written notice to the Corporation to redeliver ail or any portion of the Advance Shares to the Corporation and the Corporation shall pay to such Holder, not later than three (3) Trading Days after the Mandatory Redemption Date, an amount of cash equal to the Stock Replacement Payment in lieu of such portion of the Stock Payment Amount for which such Holder has elected in writing to redeliver Advance Shares to the Corporation. For the avoidance of doubt, to the extent this Section 6(d)(ii)(D) applies, then by the third (3rd) Trading Day after the Mandatory Redemption Date the Corporation must pay to the Holder an amount of cash and Advance Shares equal in value to at least the product of (x) a fraction the numerator of which is the average Daily VWAP of the Common Shares for the applicable Stock Payment Pricing Period and the denominator of which is the Stock Payment Price for such Stock Payment Pricing Period and (y) the entire Stock Payment Amount.

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The “Stock Replacement Payment” shall be determined according to the following formula:

SRP = (X/Y) * S

For the purposes of the foregoing formula:

SRP = Stock Replacement Payment

X = the average Daily VWAP of the Common Shares for the applicable Stock Payment Pricing Period

Y = the Stock Payment Price for the applicable Stock Payment Pricing Period

S = the Stock Payment Amount (or, (A) in the case that either or both of Maximum Share Amount and/or Beneficial Ownership Limitation is exceeded as provided above, only that portion of such Stock Payment Amount that would exceed the Maximum Share Amount and/or Beneficial Ownership Limitation, as applicable, and/or (B) in the case of Section 6(d)(ii)(D) that portion of the Stock Payment Amount for which the Holder has elected in its written notice to redeliver Advance Shares to the Corporation).

(iii) Any Common Shares required to be delivered by the Corporation to a Holder under this Section 6 shall be credited to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system (“DWAC”). In addition, the provisions of Section 7(c) and Section 7(g) shall apply to the delivery of Common Shares under this Section 6 mutatis mutandis as if each date when Common Shares are required to be delivered under this Section 6 was a Share Delivery Date. Notwithstanding the foregoing, the Corporation shall only be liable for Stock Payment Liquidated Damages (as defined below) with respect to any Advance Date or Mandatory Redemption Date to the extent that the Corporation fails to deliver Common Shares when due more than once (I) in any twelve month period.

(e) Each mandatory redemption pursuant to this Section 6 (and the related payment of the Mandatory Redemption Price) shall be made pro rata among the Holders based on each Holder’s relative percentage ownership of the outstanding Preferred Shares.

(f) Notwithstanding the delivery of a Mandatory Redemption Notice or any provision of this Section 6 to the contrary, the Holder may deliver a Conversion Notice with respect to all or any portion of the specific Mandatory Redemption Shares to be redeemed on the applicable Mandatory Redemption Date at any time prior to such Mandatory Redemption Date. Any Advance Shares delivered to such Holder in connection with such Mandatory Redemption Date shall count towards the number of Common Shares that Corporation shall be obligated to deliver on the applicable Share Delivery Date (as defined below), and to the extent that the Advance Shares exceeds the number of Common Shares that the Corporation would be required to deliver on the applicable Share Delivery Date, the Holder shall return such excess to the Corporation.

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(g) Each and every time that the Corporation sells any Common Shares pursuant to any Equity Line, the Corporation shall immediately deliver a written notice to each Holder (an “Equity Line Draw Notice”), which Equity Line Draw Notice shall state the aggregate purchase price for such Common Shares (the “Equity Line Aggregate Purchase Price”), Each Holder may, at its option, by delivering a written notice to the Corporation, require the Corporation to pay the Mandatory Redemption Price (or the appropriate portion thereof) on the next succeeding Mandatory Redemption Date (or to the extent that the date of such Equity Line Draw notice is subsequent to the date of the Mandatory Redemption Notice for such Mandatory Redemption Date, then the next succeeding Mandatory Redemption Date) in Common Shares in an amount equal to its “pro rata portion” of the Equity Line Aggregate Purchase Price. To the extent that the Equity Line Aggregate Purchase Price exceeds the aggregate amount of the entire Mandatory Redemption Price for such Mandatory Redemption Date, then on each succeeding Mandatory Redemption Date the Holder may, at its option, by delivering a written notice to the Corporation, require the Corporation to pay its “pro rata portion” of the applicable Mandatory Redemption Price in Common Shares until the Corporation has made aggregate payments in Common Shares equal to its “pro rata portion” of the entire Equity Line Aggregate Purchase Price. Notwithstanding anything contained in this Section 6(g) to the contrary, all payments of Mandatory Redemption Price made in Common Shares shall be subject to Section 6(d) and upon the occurrence of any of the events described in Sections 6(d)(ii)(A) – (D) the Corporation shall make the appropriate Stock Replacement Payment as required by Section 6(d)(ii). For purposes of this Section 6(g), “pro rata portion” means, with respect to each Holder, the number of Preferred Shares then held by such Holder divided by the aggregate number of outstanding Preferred Shares.

7. Optional Conversion by the Holders. Each Holder shall have the right at any time and from time to time, at the option of such Holder, to convert all or any portion of the Preferred Shares held by such Holder, for such number of Common Shares, free and clear of any liens, claims or encumbrances, as is determined by dividing (i) the Liquidation Preference times the number of Preferred Shares being converted, by (ii) the Conversion Price (as defined below) in effect on the Conversion Date (as defined below). Immediately following such conversion, the persons entitled to receive the Common Shares upon the conversion of Preferred Shares shall be treated for all purposes as having become the owners of such Common Shares, subject to the rights provided herein to Holders. The term “Conversion Price” means $2.0004, subject to adjustment as provided herein.

(a) Delivery of Conversion Notice. To convert Preferred Shares into Common Shares on any date (a “Conversion Date”), the Holder shall give written notice (a “Conversion Notice”) to the Corporation in the form of page 1 of Exhibit A hereto (which Conversion Notice will be given by facsimile transmission, e-mail or other electronic means no later than 11:59 p.m. New York City Time on such date, and sent via overnight delivery no later than one (1) Trading Day (as defined below) after such date) stating that such Holder elects to convert the same and shall state therein the number of Preferred Shares to be converted and the name or names in which such Holder wishes the certificate or certificates for Common Shams to be issued.  If required by Section 14, as soon as possible after delivery of the Conversion Notice, such Holder shall surrender the certificate or certificates representing the Preferred Shares being converted, duly endorsed, at the office of the Corporation.

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(b) Mechanics of Conversion. The Corporation shall, promptly upon receipt of a Conversion Notice (but in any event not less than one (1) Trading Day after receipt of such Conversion Notice), (I) send, via facsimile, e-mail or other electronic means a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent (as defined below), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the third (3rd) Trading Day following the date of receipt by the Corporation of such Conversion Notice (the “Share Delivery Date”), credit such aggregate number of Common Shares to which the Holder shall be entitled to such Holder’s or its designee’s balance account with DTC via DWAC. If the number of Preferred Shares represented by the Preferred Stock certificate(s) delivered to the Corporation in connection with a Conversion Notice, to the extent required by Section 14 or to the extent otherwise requested by the Holder, is greater than the number of Preferred Shares being converted, then the Corporation shall, as soon as practicable and in no event later than three (3) Business Days after receipt of such Preferred Stock certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the Holder a new Preferred Stock certificate representing the number of Preferred Shares not converted. The person or persons entitled to receive the Common Shares issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such Common Shares on the Conversion Date.

The Corporation’s obligation to issue Common Shares upon conversion of Preferred Shares shall, except as set forth below, be absolute, is independent of any covenant of any Holder, and shall not be subject to: (i) any offset or defense; or (ii) any claims against the Holders of Preferred Shares whether pursuant to this Certificate, the Purchase Agreement, the Warrant or otherwise, including, without limitation, any claims arising out of any selling or short-selling activity by Holders.

(c)  Corporation’s Failure to Timely Convert. If within three (3) Trading Days after the Corporation’s receipt of the facsimile copy of a Conversion Notice the Corporation shall fail to credit a Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Preferred Shares, then in addition to all other available remedies which such Holder may pursue hereunder and under the Purchase Agreement (including indemnification pursuant to Article 5 thereof), the Corporation shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected in an amount equal to two percent (2.0%) of the product of (I) the sum of the number of Common Shares not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled pursuant to the applicable Conversion Notice and the terms of this Certificate of Designations, and (II) the Closing Sale Price (as defined below) of the Common Stock on the Share Delivery Date, but in no event in excess of twenty- four percent (24.0%) (“Stock Payment Liquidated Damages”). In addition to the foregoing, if on the Share Delivery Date, the Corporation shall fail to credit such Holder’s balance account with DTC for the number of Common Shares to which such Holder is entitled upon such Holder’s conversion of Preferred Shares, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of the Common Shares issuable upon such conversion that the Holder anticipated receiving from the Corporation (a “Buy-In”), then the Corporation shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Corporation’s obligation to deliver such certificate (and to issue such Common Shares) shall terminate, or (it) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Shares and pay cash to the Holder in an amount equal to the difference between (if any) of the Buy-In Price and the product of (A) such number of Common Shares, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance ane/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing Common Shares upon conversion of the Preferred Shares as required pursuant to the terms hereof.

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The terms “Closing Sale Price” means the last closing trade price for the Common Shares on the NYSE Amex Equities, as reported by Bloomberg, or, if the NYSE Amex Equities begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price, respectively, of such security prior to 3:59 p.m., New York City Time, as reported by Bloomberg, or, if the foregoing do not apply, the last trade price, respectively, of the Common Shares in the over-the-counter market on the electronic bulletin board for the Common Shares as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the highest bid price as reported on the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.) at the close of trading. If the Closing Sale Price cannot be calculated for the Common Shares on a particular date on any of the foregoing bases, the Closing Sale Price of the Common Shares on such date shall be the fair market value as mutually determined by the Corporation and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d) Adjustments to the Conversion Price.

(i)  Adjustments for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Closing Date effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Closing Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 7(d)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions. If the Corporation shall at any time or from time to time on or after the Initial Issuance Date make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Shares then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

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(A)  the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(B)   the denominator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

(iii)  Adjustment for Other Dividends and Distributions. If the Corporation shall at any time or from time to time on or after the Initial Issuance Date make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities or property other than Common Shares, then, and in each event, an appropriate revision to the applicable Conversion price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holders of Preferred Shares shall receive upon conversions thereof, in addition to the number of Common Shares receivable thereon, the number of securities of the Corporation or other issuer (as applicable) or other property that they would have received had the Preferred Shares been converted into Common Shares on the date of such event.

(iv)  Adjustments for Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue or sell any Common Shares (otherwise than as provided in the foregoing subsections (i) through (iii) of this Section 7 or upon the exercise or conversion of Common Stock Equivalents (as defined below) that were outstanding on or prior to the Initial Issuance Date (for the avoidance of doubt, this Section 7(d)(iv) shall apply to the issuance and sale of Common Shares under the Equity Line) (the “Additional Shares”), at a price per share less than the Conversion Price, or without consideration, the Conversion Price then in effect upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Conversion Price by a fraction:

(A) the numerator of which shall be equal to the sum of (A) the number of Common Shares outstanding immediately prior to the issuance of such Additional Shares plus (B) the number of Common Shares (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares so issued would purchase at a price per share equal to the men Conversion Price, and

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(B) the denominator of which shall be equal to the number of Common Shares outstanding immediately after the issuance of such Additional Shares.

No adjustment shall be made under this Section 7(d)(iv) upon the issuance of any Additional Shares which are issued pursuant to the exercise, conversion or exchange rights under any Common Stock Equivalents (as defined below), if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefore) pursuant to Section 7(d)(v).

(v)    Issuance of Common Stock Equivalents. In the event the Corporation shall issue or sell any Common Stock Equivalents (other than the Preferred Shares and the Warrants) and the price per share for which Additional Shares may be issued pursuant to any such Common Stock Equivalent shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issued thereafter is amended or adjusted, and such price as so amended shall be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be adjusted as provided in Section 7(d)(iv). For purposes of the foregoing, in the case of the sale of issuance of any Common Stock Equivalents or in that case that any Common Stock Equivalents are amended and adjusted as provided in this Section 7(d)(v), the maximum number of Additional Shares issuable upon conversion, exchange or exercise of such Common Stock Equivalent shall be deemed to be outstanding at the time of such sale or issuance or amendment or adjustment, as the case may be, and no further adjustment shall be made to the Conversion Price upon the actual issuance of Additional Shares pursuant to the exercise, conversion or exchange of such Common Stock Equivalents. The term “Common Stock Equivalent” means any rights, warrants or options to purchase or other securities convertible into or exchangeable or exercisable for, directly or indirectly, any (1) Common Shares or (2) securities convertible into or exchangeable or exercisable for, directly or indirectly, Common Shares or Common Stock Equivalents.

(vi)   Certain Issues Excepted. There shall be no adjustment to the Conversion Price pursuant to Section 7(d)(iv) or Section 7(d)(v) with respect to the sale or issuance of Excluded Securities.

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(vii)  Calculation of Consideration Received. In case any Common Stock Equivalents are issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Common Stock Equivalents by the parties thereto, the Common Stock Equivalents will be deemed to have been issued for a consideration of $.01.  If any Common Shares or Common Stock Equivalents arc issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Corporation therefor. If any Common Stock or Common Stock Equivalents arc issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair market value of such consideration. If any Common Stock or Common Stock Equivalents are issued to the owners of the non surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non surviving entity as is attributable to such Common Stock or Common Stock Equivalents, as the case may be. The fair market value of any consideration other than cash or securities will be determined jointly by the Corporation and the Holders of the Preferred Shares. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair market value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be deemed binding upon all parries absent manifest error or fraud and the fees and expenses of such appraiser shall be borne by the Corporation.

(e) Notice of Record Date. In the event of any taking by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional Common Shares, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall deliver to each Holder at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

(f)  Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purposes of effecting the conversion and/or redemption of the Preferred Shares, an amount of Common Shares equal to 200% of the number of shares issuable upon conversion of the Preferred Shares at the current Conversion Price (the “Required Reserve Amount”). If at any time while any of the Preferred Shares remain outstanding the Corporation does not have a sufficient number of authorized and unreserved Common Shares to satisfy its obligation to reserve for issuance upon conversion and/or redemption of the Preferred Shares at least a number of Common Shares equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Corporation shall promptly take all action necessary to increase the Corporation’s authorized Common Shares to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days (or the lesser of (i) ninety (90) days if the proxy statement is reviewed by the staff of the SEC or (ii) ten (10) days after the staff of the SEC indicates that it has no further comments to such proxy statement) after the occurrence of such Authorized Share Failure (the “Meeting Outside Date”), the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized Shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized Common Shares and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at such time of an Authorized Share Failure, the Corporation is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Corporation shall satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

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(g)  Fractional Shares. No fractional shares shall be issued upon the conversion of any Preferred Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Preferred Share by a Holder thereof and all Preferred Shares issuable upon the purchase thereof shall be aggregated for purposes of determining whether the conversion and/or purchase would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion and/or purchase would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, either round up the number of shares to the next highest whole number or, at the Corporation’s option, pay the Holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the Conversion Date (as determined in good faith by the Board of Directors of the Corporation).

(h)  Reorganization, Merger or Going Private. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale or transfer of all or substantially all of the assets of the Corporation to any other person or a “going private” transaction under Rule 13e-3 promulgated pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, then, as part of such reorganization, consolidation, merger, or transfer if the holders of Common Shares receive any publicly traded securities as part or all of the consideration for such reorganization, reclassification, consolidation, merger or sale, then it shall be a condition precedent of any such event or transaction that provision shall be made such that each Preferred Share shall thereafter be convertible into such new securities at a conversion price and pricing formula which places the Holders of Preferred Shares in an economically equivalent position as they would have been if not for such event. The Corporation shall give each holder written notice at least ten (10) Trading Days prior to the consummation of any such reorganization, reclassification, consolidation, merger or sale. Notwithstanding anything contained herein to the contrary, nothing contained in this Section 7(h) shall be deemed to limit the Holder’s right to require the Corporation to repurchase the Preferred Shares in accordance with Section 9.

(i)    Certificate for Conversion Price Adjustment. The Corporation shall promptly furnish or cause to be furnished to each Holder a certificate prepared by the Corporation setting forth any adjustments or readjustments of the Conversion Price pursuant to this Section 7.

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(j) Failure to Redeliver. If a Holder fails to re-deliver shares of Common Stock to the Corporation within ten (10) Trading Days of being required to do so pursuant to Section 6(d)(i)(C) in connection with a Mandatory Redemption or Section 8 in connection with an optional redemption by the Corporation, then, unless such Common Shares have been cancelled by the Corporation, the Corporation may, at its option, redeem a number of Preferred Share having a Liquidation Preference equal in value to the product of (x) such number of Common Shares and (y) the Stock Payment Price for such Mandatory Redemption Date or Optional Redemption Date, as the case may be, in lieu of requiring such Holder to return such Common Shares.

(k) Cash Settlement. Notwithstanding anything contained herein to the contrary, to the extent that the effectiveness of the Registration Statement or the ability to use the Prospectus has lapsed or such Registration Statement or Prospectus is unavailable for the issuance of Common Shares pursuant to this Section 7, then, unless such Common Shares may be resold by the Holder pursuant to Rule 144 under the Securities Act without volume limitations or any public information requirements or such other exemption from registration that would permit the Holder to resell such Common Shares without restriction and without need for additional registration under any securities laws, at the option of the Holder, any conversion of Preferred Shares into Common Shares shall be “cash settled” and the Corporation shall pay to such Holder an amount in cash equal to the sum of (x) the Liquidation Preference for each Preferred Share being converted and (y) the Conversion Premium. The “Conversion Premium” means the product of (v) the difference between (A) the Daily VWAP on the Conversion Date and (B) the Conversion Price in effect on such Conversion Date and (w) the quotient of (I) the Liquidation Preference times the number of Preferred Shares being converted and (II) the Conversion Price in effect on such Conversion Date, no later than three (3) Trading Days after the date of the applicable Conversion Notice.

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8. Optional Redemption by the Corporation. The Corporation may, at its option, redeem the Preferred Stock, at any time and from time to time, in whole or in part (but not less than 1,000,000 Preferred Shares at any one time) for an amount equal to (a) the Liquidation Preference per Preferred Share plus any accrued and unpaid dividends through the Optional Redemption Date (as defined below) (the “Base Redemption Price”) plus (b) (i) if such prepayment occurs on or before the twelve (12) month anniversary of the Initial Issuance Date, an amount equal to 15% of the Base Redemption Price or (ii) if such prepayment occurs at any time after the twelve (12) month anniversary of the Initial Issuance Date, an amount equal to 10% of the Base Redemption Price (the additional amount under clause (b) being referred to as the “Additional Redemption Price”). The Base Redemption Price shall be paid in cash and the Additional Redemption Price shall be paid in cash or, at the Corporation’s option and provided (w) the Equity Conditions are satisfied (unless waived by the Required Holders), (x) the portion of the Additional Redemption Price to be paid in Common Shares does not exceed the Dollar Volume Limitation (unless waived by the Required Holders), (y) the Maximum Share Amount is not exceeded and (z) the Daily VWAP is available on the Trading Day immediately preceding the First Optional Redemption Advance Date (as defined below) and on each day of the Stock Payment Pricing Period, in Common Shares. The Corporation shall deliver written notice of optional redemption (an “Optional Redemption Notice”) to the Holders thirty (30) Trading Days prior to the date set by the Corporation for such optional redemption (the “Optional Redemption Date”), which Optional Redemption Date may not be a Mandatory Redemption Date or any day of a Stock Payment Pricing Period with respect to any Mandatory Redemption Date. For the avoidance of doubt, each Holder may submit a Conversion Notice for the specific Optional Redemption Shares (as defined below) to be redeemed on such Optional Redemption Date at any time prior to the Optional Redemption Date notwithstanding the delivery of an Optional Redemption Notice by the Corporation. Such Optional Redemption Notice shall specify the number of preferred shares to be redeemed (the “Optional Redemption Shares”) and what portion of the Additional Redemption Price will be paid in Common Shares (expressed in dollars), what portion of the Additional Redemption Price will be paid in cash (expressed in dollars) and (A) certify that the Equity Conditions are satisfied, (B) state the Dollar Volume Limitation (expressed in dollars) and certify that the portion of the Additional Redemption Price to be paid in Common Shares does not exceeded such Dollar Volume Limitation and (C) certify that the Maximum Share Amount has not been exceeded. Such Optional Redemption Notice shall be irrevocable. To the extent that any portion of the Additional Redemption Price will be paid in Common Shares, twenty-one (21) Trading Days prior to the Optional Redemption Date (the “First Optional Redemption Advance Date”), the Corporation shall advance to the Holder a number of Common Shares determined by dividing (x) that portion of the Additional Redemption Price to be paid in Common Shares by (y) 92% of the Daily VWAP on the Trading Day immediately preceding the First Optional Redemption Advance Date (the “First Optional Redemption Advance Shares”). In addition, eleven (11) Trading Days prior to the applicable Optional Redemption Date (the “Second Optional Redemption Advance Date” and together with the First Optional Redemption Advance Date, the “Optional Redemption Advance Dates” and each, an “Optional Redemption Advance Date”), the Corporation shall advance to the Holders and an additional number of Common Shares equal to the positive difference (if any) between (x) the quotient of (1) the portion of the Additional Redemption Price to be paid in Common Shares and (2) the average of the five lowest Daily VWAPs during the first ten (10) Trading Days of the applicable Stock Payment Pricing Period and (y) the number of First Optional Redemption Advance Shares delivered to the Holders pursuant to the immediately preceding sentence in connection with such Optional Redemption Date (the “Second Optional Redemption Advance Shares” and together with the First Optional Redemption Advance Shares, the “Optional Redemption Advance Shares”). Not later than three (3) Trading Days after the Optional Redemption Date, the Corporation shall deliver an additional number of Common Shares, if any, to the Holder equal to the positive difference between (I) that portion of the Additional Redemption Price to be paid in Common Shares divided by the Stock Payment Price and (2) the Optional Redemption Advance Shares. If clause (2) of the immediately preceding sentence exceeds clause (1) of the immediately preceding sentence, then each Holder shall return to the Corporation its pro rata portion of such excess number of Common Shares. For the avoidance of doubt, no Holder shall have any liability to the Corporation to the extent that any Optional Redemption Advance Shares that are returned to the Corporation pursuant to the immediately preceding sentence decrease in value following the applicable Optional Redemption Advance Date. The provisions of Section 6(d)(ii), Section 6(d)(iii), Section 6(e) and Section 6(f) shall apply to this Section 8 mutatis mutandis.

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9. Mandatory Repurchase. Each Holder shall have the unilateral option and right to compel the Corporation to repurchase for cash any or all of such Holder’s Preferred Shares within three (3) days of a written notice requiring such repurchase (provided that no such written notice shall be required for clauses (v) and (vi) and such demand for repurchase shall be deemed automatically made upon the occurrence of any of the events set forth in such clauses (v) and (vi)) , at a price per Preferred Share equal to the sum of (a) the Liquidation Preference plus (b) any and all accrued and unpaid dividends on the Preferred Shares (the sum of (a) and (b), the “Base Mandatory Repurchase Price”) plus (c) (i) if such demand for repurchase occurs on or before the twelve (12) month anniversary of the Initial Issuance Date, an amount equal to 15% of the Base Mandatory Repurchase Price, or (ii) if such demand for repurchase occurs at any time after the twelve (12) month anniversary of the Initial Issuance Date, an amount equal to 10% of the Base Mandatory Repurchase Price, if any of the following events shall have occurred or are continuing:

(i)    A Change in Control Transaction (as defined below);

(ii)   A “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act;

(iii)  A tender offer by the Corporation under Rule 13e-4 promulgated pursuant to the Exchange Act;

(iv)  the suspension from trading or the failure of the Common Shares to be listed on a Trading Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) trading days in any 365-day period;

(v)  the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Corporation or any Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Corporation or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Corporation or any Subsidiary under any applicable federal or state law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(vi)  the commencement by the Corporation or any Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Corporation or any Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Corporation or any Subsidiary in furtherance of any such action;

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(vii) following an Authorized Share Failure, the Corporation fails to receive stockholder approval or the written consent of a majority of the issued and outstanding Common Shares to approve the required increase in the number of Common Shares within five (5) days after the Meeting Outside Date; or

(viii) the Corporation’s failure to deliver Common Shares on any Share Delivery Date, Advance Date, Mandatory Redemption Date or Optional Redemption Date, if such failure continues for two (2) Trading Days after the date that delivery of such Common Shares is due;

(ix) the Corporation’s failure to pay any amounts when and as due pursuant to this Certificate of Designations or any other Transaction Document, if such failure continues for two (2) Trading Days after the date that such payment is due;

(x)   the Corporation breaches any covenants and agreements contained in Section 13 of this Certificate of Designations, Section 3.10 of the Purchase Agreement, Section 3.11, Section 3.12 of the Purchase Agreement and/or Section 3.14 of the Purchase Agreement;

(xi)  the Corporation or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (as defined the Purchase Agreement) the aggregate principal amount of which Indebtedness is in excess of $1,000,000 or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, as a result of which default or other event or condition the holder or holders or beneficiary or beneficiaries of such Indebtedness or a trustee on their behalf have declared such Indebtedness to be due prior to its stated maturity;

(xii) the effectiveness of the Registration Statement or the ability to use the Prospectus lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement or Prospectus is unavailable for the issuance of Common Shares hereunder, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than an aggregate of twenty (20) days in any 365-day period;

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(xiii)   the  Corporation  breaches  any representation,  warranty, covenant or other term or condition of any this Certificate of Designations, the Purchase Agreement or the Warrant, except to the extent that such breach, or the event that gave rise to such breach, would not have a Material Adverse Effect (as defined in the Purchase Agreement), and except in the case of a breach of a covenant which is curable, only if such breach remains uncured for a period of at least ten (10) calendar days (the events described in clauses (v), (vi), (viii), (ix), (x), (xi), (xii) and this (xiii) of this Section 9, collectively, the “Trigger Events” and each a “Trigger Event”).

A “Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation or merger of the Corporation with or into any other corporation or other entity or person (whether or not the Corporation is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Corporation’s voting power is transferred through a merger, consolidation, tender offer or similar transaction, (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Corporation’s voting power (provided, however, that if any person is immediately prior to he Initial Issuance Date a Beneficial Owner of 40% or more of the Corporation’s Common Stock, it shall not be deemed to be a Change of Control Transaction if such person increases its Beneficial Ownership percentage by not more than 10 percentage points), (iii) there is a replacement of more than one-half of the members of the Corporation’s Board of Directors which is not approved by those individuals who are members of the Corporation’s Board of Directors on the date thereof, in one or a series of related transactions or (iv) a sale or transfer of all or substantially all of the assets of the Corporation, determined on a consolidated basis; provided, however that a Change in Control Transaction will not be deemed to have occurred pursuant to clause (iv) if such sale or transfer is the sale or transfer of not more than one business segment during the period from the Initial Issuance Date through the Maturity Date and the Corporation remains a publicly traded corporation and if, on the effective date of the sale or transfer described therein, the Corporation deposits funds in the Escrow Account (as defined in the Purchase Agreement) such that the balance in the Escrow Account after such deposit is the lesser of $5 million or 100% of the aggregate Liquidation Preference of the outstanding Preferred Shares.

10. Voting Rights. Except as otherwise set forth herein, the Preferred Shares shall not have any voting rights.

11. Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon a Liquidation Event. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the Required Holders, the Corporation shall not hereafter authorize or issue additional or other capital stock that is of senior or pari-passu rank to the Preferred Shares in respect of the preferences as to dividends and other distributions, amortization and redemption payments and payments upon Liquidation Event. The Corporation shall be permitted to issue preferred stock that is junior in rank to the Preferred Shares in respect of the preferences as to dividends and other distributions, amortization and redemption payments and payments upon Liquidation Event, provided, that the maturity date (or any other date requiring redemption, repayment or any other payment, including, without limitation, dividends in respect of any such preferred shares) of any such junior preferred shares is not on or before ninety-one (91) days after the Maturity Date. In the event of the merger or consolidation of the Corporation with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein (except that the Preferred Shares may not be pari passu with, or junior to, any capital stock of the successor entity) and no merger shall have a result inconsistent therewith.

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12.  Participation. The Holders of the Preferred Shares shall be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders of the Preferred Shares had converted the Preferred Shares into Common Shares (without regard to any limitations on conversion herein or elsewhere) and had held such Common Shares on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

13.  Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the Holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, shall be required before the Corporation may: (a) amend or repeal any provision of, or add any provision to, this Certificate of Designations, the Certificate of Incorporation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of Preferred Shares (for the avoidance of doubt, the Corporation may increase or decrease the number of authorized shares of undesignated “blank check” preferred stock); (c) create or authorize (by reclassification or otherwise) any new class or series of shares that has a  preference over or is on a parity with the Preferred Shares with respect to dividends or the distribution of assets on a Liquidation Event; (d) purchase, repurchase or redeem any Common Shares or other shares of capital stock of the Corporation; (e) pay dividends or make any other distribution on the Common Stock or any other capital stock of the Corporation or (f) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares.

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14.  Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion or redemption of Preferred Shares in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Corporation unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted or redeemed or (B) such Holder has provided the Corporation with prior written notice requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. Each Holder and the Corporation shall maintain records showing the number of Preferred Shares so converted or redeemed and the dates of such conversions or redemptions. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted or redeemed as aforesaid, a Holder may not transfer the certificate representing the Preferred Shares unless such Holder first physically surrenders the certificate representing the Preferred Shares to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion or redemption of any Preferred Shares, the number of Preferred Shares represented by such certificate will be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO THE CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

15. Taxes.

(a)  Any and all payments made by the Corporation hereunder, including any amounts received on a conversion or redemption of the Preferred Shares and any amounts on account of dividends or deemed dividends, must be made by it without any Tax Deduction, unless a Tax Deduction is required by law. If the Corporation is aware that it must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction) in respect of any payment to any Holder, it must notify such Holders promptly.

(b)  If a Tax Deduction for Taxes other than Excluded Taxes (as defined below) is required to be made by the Corporation with respect to any payment to any Holder, the amount of the payment made by the Corporation will be increased to an amount which (after making the Tax Deduction, including any Tax Deduction applicable to additional sums payable pursuant to this Section 15(b)) results in the receipt by such Holder of an amount equal to the payment which would have been due if no Tax Deduction had been required. If the Corporation is required to make a Tax Deduction, it must make any payment required in connection with that Tax Deduction within the time allowed by law. As soon as practicable after making a Tax Deduction or a payment required in connection with a Tax Deduction, the Corporation must deliver to the Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Deduction was paid, “Excluded Taxes” means (a) Taxes imposed on or measured by the Holder’s net income (however denominated), and franchise Taxes imposed on the Holder (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the taws of which such Holder is a citizen or resident, under the laws of which such Holder is organized, in which the Holder’s principal office is located, or in which the Holder is otherwise doing business, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Corporation is located, (c) in the case of a non-US Holder, any withholding Tax that is imposed on amounts payable to such non-US Holder at the time such non-US Holder becomes a Holder (or at such time that such Holder changes its citizenship, residence, place of organization, principal office, or location where doing business) or is attributable to such non-US Holder’s failure or inability to comply with any applicable documentation requirements or to provide any documents or certifications that are reasonably requested by the Corporation, and (d) in the case of any Holder, any withholding Tax (including any backup withholding tax) that is imposed on amounts payable to such Holder that is attributable to such Holder’s failure or inability to comply with any applicable documentation requirements or to provide any documents or certifications that arc reasonably requested by the Corporation.

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(c)  In addition, the Corporation agrees to pay in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Preferred Shares other than income taxes (“Other Taxes”). As soon as practicable after making a payment of Other Taxes, the Corporation must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom such Other Taxes were paid.

(d)  The obligations of the Corporation under this Section 15 shall survive the Maturity Date of the Preferred Shares and the payment for the Preferred Shares and all other amounts payable hereunder.

16. Issuance Limitations. The total number of Common Shares issued or issuable hereunder shall not (when aggregated with any Common Shares already issued in respect of all of the Preferred Shares) exceed the maximum number of Common Shares which the Corporation can so issue pursuant to any rule or regulation of the NYSE Amex Equities (or any other Trading Market on which the Common Shares trade) (the “Maximum Share Amount”), subject to equitable adjustments from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Shares occurring after the Initial Issuance Date. For the avoidance of doubt, each and every provision of this Certificate of Designations shall remain in full force and effect and the Corporation shall be required to perform its obligations in accordance with the terms hereof notwithstanding the fact that the number of Common Shares issued hereunder may exceed the Maximum Share Amount. Notwithstanding any other provision hereof, no shares of Common Stock in excess of 4,962,000 shares shall be issued by the Corporation hereunder, whether by reason of conversion, redemption or otherwise, and no voting rights may be exercised, until after approval of the shareholders of the Corporation as contemplated by Section 3.14 of the Purchase Agreement.

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17. Ownership Cap. Notwithstanding anything to the contrary set forth herein, at no time may the Corporation issue to a Holder, Common Shares if the number of Common Shares to be issued pursuant to such issuance would exceed, when aggregated with all other Common Shares beneficially owned by such Holder at such time (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder, including without limitation, Common Shares that would be aggregated with the Holder’s beneficial ownership for purpose of determining a group under Section 13(d) of the Exchange Act), the number of Common Shares that would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder, including without limitation, Common Shares that would be aggregated with the Holder’s beneficial ownership for purpose of determining a group under Section 13(d) of the Exchange Act) more than 4.9% (the “Beneficial Ownership Limitation”) of the then issued and outstanding Common Shares. Each Holder shall have the right (with respect to itself only) to waive the provisions of this Section 17 upon not less than sixty-five (65) days’ prior notice to the Corporation. Notwithstanding the foregoing, the Holder shall have the right to: (A) at any time and from time to time immediately reduce the Beneficial Ownership Limitation and (B) (subject to waiver) at any time and from time to time, increase the Beneficial Ownership Limitation immediately in the event of the announcement as pending or planned, of a Change in Control Transaction.

18. Notices. The Corporation shall distribute to the Holders of Preferred Shares copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Corporation, at such times and by such method as such documents are distributed to such holders of such Common Stock.

19. Replacement Certificates. The certificate(s) representing the Preferred Shares held by any Holder may be exchanged by such Holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as reasonably requested by such Holder, upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

20. Attorneys’ Fees. In connection with enforcement by a Holder of any obligation of the Corporation hereunder, the prevailing party shall be entitled to recovery of reasonable attorneys’ fees and expenses incurred.

21. No Reissuance. No Preferred Shares acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued. Preferred Shares issued and reacquired by the Corporation, whether upon redemption, conversion or otherwise, shall have the status of authorized and unissued undesignated shares of “blank check” preferred stock.

22. Severability of Provisions. If any right, preference or limitation of the Preferred Shares set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth be deemed dependent upon any such other right, preference or limitation unless so expressed herein.

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23. Limitations. Except as may otherwise be required by law and as are set forth in the Purchase Agreement, the Preferred Shares shall not have any powers, preference or relative participating, optional or other special rights other than those specifically set forth in this Certificate of Designation (as may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.

24. Payments. Any payments required to be made to the Holders in cash hereunder, shall be made by wire transfer of immediately available funds.

Signed on November 18, 2010

NEOSTEM, INC.

By:	/s/ Robin Smith
Name: Robin Smith
Title: CEO

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EXHIBIT A

(To be Executed by Holder
in order to Convert Preferred Shares)

CONVERSION NOTICE
FOR
SERIES E 7% SENIOR CONVERTIBLE PREFERRED STOCK

The undersigned, as a holder (“Holder”) of shares of Series E 7% Senior Convertible Preferred Stock (“Preferred Shares”) of Neostem, Inc. (the “Corporation”), hereby irrevocably elects to convert                      Preferred Shares for shares (“Common Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Corporation according to the terms and conditions of the Certificate of Designations for the Preferred Shares as of the date written below. The undersigned hereby requests the Common Shares to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered via DWAC to, the undersigned or its designee as indicated below. No fee will be charged to the Holder of Preferred Shares for any conversion. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Certificate of Designations.

Conversion Date:

Conversion Information: NAME OF HOLDER:

By:
Print Name
Print Title:

Print Address of Holder:

DWAC Instructions:

If Common Shares are to be issued to a person other than Holder,
Holder’s signature must be guaranteed below:

SIGNATURE GUARANTEED BY:

THE COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED IS SET FORTH ON PAGE 2 OF THE CONVERSION NOTICE.

Page 1 of Conversion Notice

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Page 2 to Conversion Notice dated	for:
(Conversion Date)		(Name of Holder)

COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED

Number of Preferred Shares converted:                                            shares

Number of Preferred Shares converted x Liquidation Preference	$

Total dollar amount converted	$

Conversion Price	$

Number of Common Shares	=	Total dollar amount converted	=
Conversion Price

Number of Common Shares =

Please issue and deliver certificate(s) for Common Shares in the following amount(s):

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